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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                               BECOMING ART, INC.,

                             20/20 ACQUISITION, INC.

                                       and

                            20/20 TECHNOLOGIES, INC.

                                 April 19, 2005


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

                                TABLE OF CONTENTS
                                -----------------

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ARTICLE I DEFINITIONS........................................................................1

ARTICLE II THE MERGER........................................................................7
   Section 2.1    Merger.....................................................................7
   Section 2.2    Effective Time.............................................................7
   Section 2.3    Certificate of Incorporation; By-laws; Directors and Officers..............7
   Section 2.4    Effects of the Merger......................................................8
   Section 2.5    Closing....................................................................8

ARTICLE III MERGER CONSIDERATION; CONVERSION OF SECURITIES...................................8
   Section 3.1    Manner and Basis of Converting Capital Stock...............................8
   Section 3.2    Surrender and Exchange of Certificates....................................10
   Section 3.3    Options, Warrants, Incentive Plan and Series C Bridge Notes...............11
   Section 3.4    Parent Common Stock.......................................................13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................13
   Section 4.1    Organization..............................................................13
   Section 4.2    Authorization; Validity of Agreement......................................14
   Section 4.3    Capitalization............................................................14
   Section 4.4    Consents and Approvals; No Violations.....................................15
   Section 4.5    Financial Statements......................................................15
   Section 4.6    No Undisclosed Liabilities................................................15
   Section 4.7    Litigation................................................................15
   Section 4.8    No Default; Compliance with Applicable Laws...............................16
   Section 4.9    Broker's and Finder's Fees................................................16
   Section 4.10   Schedule of Assets and Contracts..........................................16
   Section 4.11   Tax Returns and Audits....................................................18
   Section 4.12   Patents and Other Intangible Assets.......................................18
   Section 4.13   Employee Benefit Plans; ERISA.............................................19
   Section 4.14   Title to Property and Encumbrances........................................20
   Section 4.15   Condition of Properties...................................................20
   Section 4.16   Insurance Coverage........................................................20
   Section 4.17   Interested Party Transactions.............................................20
   Section 4.18   Environmental Matters.....................................................20
   Section 4.19   Disclosure................................................................21

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION CORP.....................21
   Section 5.1    Organization..............................................................22
   Section 5.2    Authorization; Validity of Agreement......................................22
   Section 5.3    Consents and Approvals; No Violations.....................................22
   Section 5.4    Litigation................................................................23
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                                       i

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   Section 5.5    No Default; Compliance with Applicable Laws...............................23
   Section 5.6    Broker's and Finder's Fees; Broker/Dealer Ownership.......................23
   Section 5.7    Capitalization of Parent..................................................23
   Section 5.8    Acquisition Corp..........................................................23
   Section 5.9    Validity of Shares........................................................24
   Section 5.10   SEC Reporting and Compliance..............................................24
   Section 5.11   Financial Statements......................................................25
   Section 5.12   No General Solicitation...................................................25
   Section 5.13   Absence of Undisclosed Liabilities........................................25
   Section 5.14   Changes...................................................................25
   Section 5.15   Tax Returns and Audits....................................................26
   Section 5.16   Employee Benefit Plans; ERISA.............................................26
   Section 5.17   Interested Party Transactions.............................................27
   Section 5.18   Questionable Payments.....................................................27
   Section 5.19   Obligations to or by Stockholders.........................................27
   Section 5.20   Schedule of Assets and Contracts..........................................27
   Section 5.21   Environmental Matters.....................................................28
   Section 5.22   Employees.................................................................29
   Section 5.23   Disclosure................................................................29

ARTICLE VI CONDUCT OF BUSINESSES PENDING THE MERGER.........................................29
   Section 6.1    Conduct of Business by the Company Pending the Merger.....................29
   Section 6.2    Conduct of Business by Parent and Acquisition Corp. Pending the Merger....30

ARTICLE VII ADDITIONAL AGREEMENTS...........................................................31
   Section 7.1    Access and Information....................................................31
   Section 7.2    Additional Agreements.....................................................32
   Section 7.3    Publicity.................................................................32
   Section 7.4    Appointment of Directors..................................................32
   Section 7.5    Parent Name Change and Exchange Listing...................................32
   Section 7.6    Meeting of Stockholders...................................................33
   Section 7.7    Information Statement.....................................................34

ARTICLE VIII CONDITIONS OF PARTIES' OBLIGATIONS.............................................35
   Section 8.1    Company Obligations.......................................................35
   Section 8.2    Parent and Acquisition Corp. Obligations..................................36

ARTICLE IX INDEMNIFICATION AND RELATED MATTERS..............................................38
   Section 9.1    Indemnification by Parent.................................................38
   Section 9.2    Survival..................................................................38
   Section 9.3    Time Limitations..........................................................38
   Section 9.4    Limitation on Liability...................................................38
   Section 9.5    Notice of Claims..........................................................39
   Section 9.6    Payment of Damages........................................................39

ARTICLE X TERMINATION PRIOR TO CLOSING......................................................40
   Section 10.1   Termination of Agreement..................................................40
   Section 10.2   Termination of Obligations................................................40
   Section 10.3   Termination Fee...........................................................41
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                                       ii

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ARTICLE XI MISCELLANEOUS....................................................................41
   Section 11.1   Amendments................................................................41
   Section 11.2   Notices...................................................................41
   Section 11.3   Entire Agreement..........................................................42
   Section 11.4   Expenses..................................................................43
   Section 11.5   Severability..............................................................43
   Section 11.6   Successors and Assigns; Assignment........................................43
   Section 11.7   No Third Party Beneficiaries..............................................43
   Section 11.8   Counterparts; Delivery by Facsimile.......................................43
   Section 11.9   Waiver....................................................................43
   Section 11.10  No Constructive Waivers...................................................44
   Section 11.11  Further Assurances........................................................44
   Section 11.12  Recitals..................................................................44
   Section 11.13  Headings..................................................................44
   Section 11.14  Governing Law.............................................................44
   Section 11.15  Dispute Resolution........................................................44
   Section 11.16  Interpretation............................................................45
   Section 11.17  Registration Rights.......................................................46

                                LIST OF EXHIBITS

Exhibits
--------

Exhibit A         Certificate of Incorporation of Surviving Corporation
Exhibit B         By-laws of Surviving Corporation
Exhibit C         Directors and Officers of Surviving Corporation
Exhibit D         Post-Closing Directors of Parent

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER is effective as of April 19, 2005 by and among BECOMING ART, INC., a Delaware corporation ("Parent"), 20/20 ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Corp."), and 20/20 TECHNOLOGIES, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Company is primarily engaged in the business of providing networking solutions to clients that utilize its connectivity, consulting and information/software products and services;

      WHEREAS, the Board of Directors of each of Parent, Acquisition Corp. and the Company has approved, and deems it advisable and in the best interests of its stockholders to consummate, the acquisition of the Company by Parent, which acquisition is to be effected by the merger of Acquisition Corp. with and into the Company, with the Company being the surviving entity (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement (as defined herein);

      WHEREAS, the parties hereto intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) of the Code; and

      WHEREAS, simultaneously with the Closing (as defined herein), Parent (as it will exist as of the Closing Date (as defined herein)) is selling units consisting of shares of its common stock, par value $0.001 per share (the "Parent Common Stock"), and detachable warrants to purchase shares of Parent Common Stock in a Private Placement (as defined herein) pursuant to the terms of a Confidential Private Placement Memorandum, dated March 25, 2005 (as amended or supplemented from time to time, the "Memorandum"), for the purpose of causing the business of the Surviving Corporation (as defined herein) to include the business of the Company following the Merger.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Capitalized terms used in this Agreement shall have the following meanings:

      "Acquisition Corp." shall have the meaning given to such term in the preamble to this Agreement.

      "Acquisition  Proposal"  shall  have the  meaning  given  to such  term in
Section 6.2 hereof.

      "Action" shall mean any claim, action, suit, proceeding, investigation or order.

      "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person through the ownership of voting securities, by contract or otherwise.

      "Agreement" shall mean this Agreement and Plan of Merger, including the Company Disclosure Schedule, the Parent Disclosure Schedule and the exhibits attached hereto or referred to herein, as the same may be amended or modified from time to time in accordance with the provisions hereof.

      "Balance Sheet" shall have the meaning given to such term in Section 4.5 hereof.

      "Balance  Sheet Date" shall have the meaning given to such term in Section
4.5 hereof.

      "Blended Offering Price" shall mean the quotient obtained by dividing (i) the gross proceeds raised in the Private Placement, calculated as of the termination of the Private Placement, by (ii) the sum of 2,491,000 plus the aggregate number of shares of Parent Common Stock issued through the Private Placement, calculated as of the termination of the Private Placement; provided, however, that in no event shall the Blended Offering Price be greater than $2.188982.

      "By-laws" shall have the meaning given to such term in Section 2.3(b) hereof.

      "Certificate of Incorporation" shall have the meaning given to such term in Section 2.3(a) hereof.

      "Closing" shall have the meaning given to such term in Section 2.5 hereof.

      "Closing Date" shall have the meaning given to such term in Section 2.5 hereof.

      "Code" shall have the meaning given to such term in the third recital to this Agreement.

      "Commission"   shall  mean  the  United  States  Securities  and  Exchange
Commission.

      "Common  Stock  Options"  shall  have the  meaning  given to such  term in
Section 3.3(a) hereof.

      "Company" shall have the meaning given to such term in the preamble to this Agreement.

      "Company Capital Stock" shall mean, collectively, the Company Common Stock, the Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock.

      "Company Common Stock" shall mean the common stock, par value $0.00001 per share, of the Company.

      "Company Disclosure Schedule" shall have the meaning given to such term in the introduction to Article IV hereof.

      "Company Material Adverse Effect" shall mean any change, effect or circumstance that by itself, or together with other changes, effects and circumstances is materially adverse or is reasonably likely to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or operations of the Company and its subsidiaries, taken as a whole.

      "Company  Preferred  Stock"  shall  mean,  collectively,   the  authorized
preferred stock, par value of $0.00001 per share, of the Company.

      "Company Series A Preferred Stock" shall mean the series A convertible preferred stock, par value $0.00001 per share, of the Company.

      "Company Series B Preferred Stock" shall mean the series B convertible preferred stock, par value $0.00001 per share, of the Company.

      "Company Series C Preferred Stock" shall mean the series C convertible preferred stock, par value $0.00001 per share, of the Company.

      "Contract"  shall  have the  meaning  given to such  term in  Section  4.4 hereof.

      "Consents" shall mean any permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to, with or by any Person.

      "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

      "Dissenting Shares" shall have the meaning given to such term in Section 3.2(d) hereof.

      "Effective Time" shall have the meaning given to such term in Section 2.2 hereof.

      "Employee  Benefit Plans" shall have the meaning assigned to it in Section
4.13 hereof.

      "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq. and comparable state statutes dealing with the registration, labeling and use of pesticides and herbicides; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., as any of the above referenced statutes have been amended as of the date hereof, all rules, regulations and policies promulgated pursuant to any of the above referenced statutes, and any other foreign, federal, state or local law, statute, ordinance, rule, regulation or policy governing environmental matters, as the same have been amended as of the date hereof.

      "ERISA" shall mean the Employee Retirement Income Securities Act of 1974, as amended, and the regulations issued thereunder.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder.

      "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States consistently applied.

      "Hazardous Material" means any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, chemical substance or mixture, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law;
(c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas; or (d) mold.

      "Incentive Plans" shall have the meaning given to such term in Section 3.3(d) hereof.

      "Indebtedness" shall mean any obligation of the Company that under GAAP is required to be shown on the Balance Sheet of the Company as a Liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company shall be deemed to be Indebtedness even though such obligation is not assumed by the Company.

      "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or for which the Company is otherwise contingently liable.

      "Information  Statement"  shall  have the  meaning  given to such  term in
Section 7.7 hereof.

      "Intellectual  Property"  shall  have the  meaning  given to such  term in
Section 4.12(b) hereof.

      "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

      "Letter of Transmittal"  shall have the meaning  assigned to it in Section
3.2 hereof.

      "Liability" shall mean any and all liability, debt, obligation, deficiency, Tax, penalty, fine, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when asserted.

      "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

      "Memorandum" shall have the meaning given to such term in the fourth recital to this Agreement.

      "Merger" shall have the meaning given to such term in the second recital to this Agreement.

      "Parent" shall have the meaning given to such term in the preamble to this Agreement.

      "Parent  Balance  Sheet"  shall have the meaning  assigned to such term in
Section 5.13 hereof.

      "Parent  Balance  Sheet  Date"  shall have the  meaning  assigned to it in
Section 5.13 hereof.

      "Parent Common Stock" shall have the meaning given to such term in the fourth recital to this Agreement.

      "Parent Disclosure Schedule" shall have the meaning given to such term in the introduction to Article V hereof.

      "Parent Employee Benefit Plans" shall have the meaning assigned to such term in Section 5.16 hereof.

      "Parent Financial Statements" shall have the meaning assigned to such term in Section 5.11 hereof.

      "Parent Indemnification Agreement" shall have the meaning given to such term in Section 8.2(g) hereof.

      "Parent Indemnitors" shall have the meaning given to such term in Section 8.2(g) hereof.

      "Parent Material Adverse Effect" means any change, effect or circumstance that by itself, or together with other changes, effects and circumstances is materially adverse or is reasonably likely to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or operations of Parent and its subsidiaries, taken as a whole.

      "Parent SEC  Documents"  shall have the  meaning  assigned to such term in
Section 5.10(b) hereof.

      "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmens' and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

      "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust or other entity or organization, including any government or political subdivision or an agency or instrumentality thereof.

      "Placement Agent" shall mean the lead placement agent engaged to assist Parent in the sale of units offered in the Private Placement.

      "Private Placement" shall mean the private placement offering to accredited investors of units consisting of shares of Parent Common Stock and detachable warrants to purchase Parent Common Stock pursuant to the terms of the Memorandum.

      "Ratchet  Quotient"  shall mean the  quotient  obtained  by  dividing  (i)
2.188982 by (ii) the Blended Offering Price.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations issued thereunder.

      "Series B Initial Exchange Shares" shall have the meaning given to such term in Section 3.1(d) hereof.

      "Series B Ratchet  Shares"  shall have the  meaning  given to such term in
Section 3.1(d) hereof.

      "Series B Warrants" shall have the meaning given to such term in Section 3.3(b) hereof.

      "Series C Bridge Notes" shall mean the series C convertible bridge notes issued by the Company in aggregate principal amount of $1,950,000 that, prior to the Effective Time, are convertible into units consisting of one (1.0) share of Series C Preferred Stock and a warrant to purchase one-quarter of one (1/4) share of Series C Preferred Stock at a conversion price equal to $1.094491 per share, subject to adjustment as provided in the bridge notes.

      "Series C Initial Exchange Shares" shall have the meaning given to such term in Section 3.1(e) hereof.

      "Series C Ratchet  Shares"  shall have the  meaning  given to such term in
Section 3.1(e) hereof.

      "Series C Warrants" shall have the meaning given to such term in Section 3.3(c) hereof.

      "Stockholder" shall mean any record holder of Company Capital Stock.

      "Surviving  Corporation"  shall  have the  meaning  given to such  term in
Section 2.1 hereof.

      "Tax" or "Taxes" shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Code Section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in either clauses (a) or (b).

      "Tax Return" shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065)) required to be supplied to a Tax authority relating to Taxes.

      "Tax  Sharing  Agreements"  shall have the  meaning  given to such term in
Section 4.15 hereof.

                                   ARTICLE II
                                   THE MERGER

      Section 2.1 Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Acquisition Corp. in accordance with Section 251 of the DGCL. Following the Effective Time, the separate corporate existence of Acquisition Corp. shall cease, and the Company shall continue as the corporation surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation").

      Section 2.2 Effective Time. The Company and Acquisition Corp. shall cause a certificate of merger to be filed on the Closing Date (or on such other date as the Company and Parent may agree in writing) with the Secretary of State of Delaware as provided in Section 251 of the DGCL, and shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed in accordance with Section 251 of the DGCL with the Secretary of State of the State of Delaware or such later time as specified in the certificate of merger, and such time is hereinafter referred to as the "Effective Time."

      Section 2.3 Certificate of Incorporation; By-laws; Directors and Officers.

          (a) The certificate of incorporation of Acquisition Corp. as in effect immediately prior to the Effective Time, a copy of which is attached as Exhibit A hereto, shall be the certificate of incorporation of the Surviving Corporation (the "Certificate of Incorporation") from and after the Effective Time until thereafter changed or amended as provide therein or in accordance with applicable law.

          (b) The by-laws of Acquisition Corp. as in effect immediately prior to the Effective Time, a copy of which is attached as Exhibit B hereto, shall be the by-laws of the Surviving Corporation (the "By-laws") from and after the Effective Time until thereafter changed or amended as provided therein or in accordance with applicable law.

            (c) The individuals identified on Exhibit C hereto under the heading "Directors" shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws.
      The individuals identified on Exhibit C hereto under the heading "Officers" shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws.

      Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company and Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Corp. shall become the debts, liabilities and duties of the Surviving Corporation. The Company acknowledges that, upon the effectiveness of the Merger, Parent shall have the absolute and unqualified right to deal with the assets and business of the Surviving Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

      Section 2.5 Closing. The consummation of the transactions contemplated by this Agreement, including the Merger (the "Closing"), shall take place: (a) at the offices of Shefsky & Froelich Ltd., 444 N. Michigan Ave., Suite 2500,
Chicago, Illinois at 10:00 a.m. local time on the date on which all of the conditions to the Closing set forth in Article VIII hereof shall be fulfilled or waived in accordance with this Agreement (other than conditions that can be satisfied only at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing); or (b) at such other place, time and date as the Company and Parent may agree in writing (the "Closing Date").

                                  ARTICLE III
                 MERGER CONSIDERATION; CONVERSION OF SECURITIES

      Section 3.1 Manner and Basis of Converting Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or Acquisition Corp. or the holders of any outstanding shares of capital stock or other securities of the Company, Parent or Acquisition Corp.:

          (a) Acquisition Corp. Stock. Each share of common stock, par value $0.00001 per share, of Acquisition Corp. issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of capital stock, par value $0.00001 per share, of the Surviving Corporation, such that Parent shall be the holder of all of the issued and outstanding shares of capital stock of the Surviving Corporation following the Merger.

          (b) Company  Common  Stock.  Except as provided in Section  3.1(f) and
     Section 3.2(d) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one-half of one (0.5) share of Parent Common Stock.

          (c) Company Series A Preferred Stock. Except as provided in Section 3.1(f) and Section 3.2(d) hereof, each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one-half of one (0.5) share of Parent Common Stock.

          (d) Company Series B Preferred Stock. Except as provided in Section 3.1(f) and Section 3.2(d) hereof, each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) one-half of one (0.5) share of Parent Common Stock to be issued as of the Effective Time (the "Series B Initial Exchange Shares") plus (ii) the number of shares of Parent Common Stock, if any, equal to the sum of (X) the aggregate number of Series B Initial Exchange Shares multiplied by the Ratchet Quotient, minus (Y) the aggregate number of Series B Initial Exchange Shares (the shares of Parent Common Stock, if any, to be issued in accordance with the foregoing clause
     (ii), the "Series B Ratchet Shares"). All determinations with respect to, and any issuance of, Series B Ratchet Shares in accordance with the foregoing clause (ii) shall be made as of the termination of the Private Placement.

          (e) Company Series C Preferred Stock. Except as provided in Section 3.1(f) and Section 3.2(d) hereof, each share of Company Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) one-half of one (0.5) of Parent Common Stock to be issued as of the Effective Time (the "Series C Initial Exchange Shares") plus (ii) the number of shares of Parent Common Stock, if any, equal to the sum of (X) the aggregate number of Series C Initial Exchange Shares multiplied by the Ratchet Quotient, minus (Y) the aggregate number of Series C Initial Exchange Shares (the shares of Parent Common Stock, if any, to be issued in accordance with the foregoing clause (ii), the "Series C Ratchet Shares"). All determinations with respect to, and any issuance of, Series C Ratchet Shares in accordance with the foregoing clause (ii) shall be made as of the termination of the Private Placement.

          (f) Treasury Stock. Notwithstanding any provision of this Agreement to the contrary, each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock, if any, owned by Parent or any direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time shall be canceled in the Merger and shall not be converted into the right to receive any shares of capital stock or other securities of Parent.

          (g) No Fractional Shares. No fractional shares of Parent Common Stock shall be issued in, or as a result of, the Merger. Any fractional share of Parent Common Stock that a holder of record of Company Capital Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated. If a fractional share of Parent Common Stock results from such aggregation, the number of shares required to be issued to such record holder shall be rounded up to the nearest whole number of shares of Parent Common Stock.

Section 3.2    Surrender and Exchange of Certificates.

          (a) Letter of Transmittal. Promptly after the Effective Time, Parent shall mail, or cause to be mailed, to each record holder of certificate(s) formerly representing ownership of Company Capital Stock that was converted into the right to receive Parent Common Stock pursuant to Section 3.1 hereof (i) a letter of transmittal ("Letter of Transmittal") for delivery of such certificate(s) to Parent and (ii) instruction for use in effecting the surrender of certificate(s), in each case in form and substance mutually agreeable to the Company and Parent. Delivery shall be effected, and risk of loss and title to the Parent Common Stock shall pass, only upon delivery to the Parent (or a duly authorized agent of Parent) of certificate(s) formerly representing ownership of Company Capital Stock (or an affidavit of lost certificate and indemnification or surety bond) and a properly completed and duly executed Letter of Transmittal, as described in
     Section 3.2(b) hereof. Notwithstanding the foregoing, Parent shall not be required to mail, or cause to be mailed, a Letter of Transmittal to any record holder of certificate(s) formerly representing ownership of Company Capital Stock if such holder has previously agreed or consented to the exchange of certificates that are held in custody by the Company for the benefit of such holder.

          (b) Exchange Procedures. Parent shall issue to each former record holder of Company Capital Stock, upon delivery to Parent (or a duly authorized agent of Parent) of (i) certificate(s) formerly representing ownership of Company Capital Stock endorsed in blank or accompanied by duly executed stock powers (or an affidavit of lost certificate and indemnification in form and substance reasonably acceptable to Parent stating that, among other things, the former record holder has lost his or her certificate(s) or that such certificate(s) have been destroyed) and
     (ii) a properly completed and duly executed Letter of Transmittal in form and substance reasonably satisfactory to Parent, a certificate or certificates registered in the name of such former record holder representing the number of shares of Parent Common Stock that such former record holder is entitled to receive in accordance with Section 3.1 hereof. Subject to Section 3.2(d) hereof, until the certificate(s) (or affidavit) is delivered together with the Letter of Transmittal in the manner contemplated by this Section 3.2(b), each certificate (or affidavit) previously representing ownership of Company Capital Stock shall be deemed at and after the Effective Time to represent only the right to receive Parent Common Stock and the former record holders thereof shall cease to have any other rights with respect to his or her Company Capital Stock.

          (c) Termination of Exchange Process. Any Parent Common Stock that remains unclaimed by a former record holder of Company Capital Stock at the first anniversary of the Effective Time shall be deemed "abandoned property" and shall be subject to applicable abandoned property, escheat and other similar laws in the State in which the former record holder resides. None of the Company, Parent, Acquisition Corp. or the Surviving Corporation shall be liable to any person in respect of any Parent Company Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (d) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time and held by a Stockholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of Company Capital Stock in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be entitled to vote for any purpose or receive dividends, shall not be converted into the right to receive Parent Common Stock in accordance with Section 3.1 hereof, and shall only be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if, after the Effective Time, such Stockholder fails to perfect or withdraws or loses his or her right to appraisal or otherwise fails to establish the right to be paid the value of such Stockholder's shares of Company Capital Stock under the DGCL, such shares of Company Capital Stock shall be treated as if they had converted as of the Effective Time into the right to receive Parent Common Stock in accordance with Section 3.1 hereof, and such shares of Company Capital Stock shall no longer be Dissenting Shares. All negotiations with respect to payment for Dissenting Shares shall be handled jointly by Parent and the Company prior to the Closing and exclusively by Parent thereafter.

            (e) Stock Transfer Books. At the Effective Time, the stock transfer books of the Company will be closed and there will be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company. If, after the Effective Time, certificates formerly representing Company Capital Stock are presented to the Surviving Corporation, these certificates shall be canceled and exchanged for the number of shares of Parent Common Stock to which the former record holder may be entitled pursuant to Section 3.1 hereof.

Section 3.3    Options, Warrants, Incentive Plan and Series C Bridge Notes.

            (a) Common Stock Options. The Company has issued and outstanding warrants and options to purchase shares of Company Common Stock (collectively, the "Common Stock Options"). At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or Acquisition Corp. or the holders of any outstanding Common Stock Options, the right to acquire shares of Company Common Stock under each Common Stock Option shall be converted into the right to acquire exactly one-half (1/2) as many shares of Parent Common Stock at an exercise price equal to two times the exercise price stated in the Common Stock Option, subject in all respects to all other terms and conditions of the Common Stock Option. Except for the change in security underlying the Common Stock Options from Company Common Stock to Parent Common Stock, the ratio of exchange and the change in exercise price, it is the intent of the parties hereto that the Common Stock Options shall continue after the Effective Time, and that the terms and conditions of the Common Stock Options shall otherwise remain unchanged.

            (b) Series B Warrants. The Company has issued and outstanding warrants to purchase shares of Company Series B Preferred Stock (collectively, the "Series B Warrants"). At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or Acquisition Corp. or the holders of any outstanding Series B Warrants, the right to acquire shares of Company Series B Preferred Stock under the Series B Warrants shall be converted into the right to acquire exactly one-half (1/2) as many shares of Parent Common Stock at an exercise price per share of Parent Common Stock equal to the Blended Offering Price, subject in all respects to the terms and conditions of the Series B Warrants. Except for the change in security underlying the Series B Warrants from Company Series B Preferred Stock to Parent Common Stock, the ratio of exchange and the change in exercise price to the Blended Offering Price, it is the intent of the parties hereto that the Series B Warrants shall continue after the Effective Time, and that the terms and conditions of the Series B Warrants shall otherwise remain unchanged.

            (c) Series C Warrants. The Company has issued and outstanding warrants to purchase shares of Company Series C Preferred Stock (collectively, the "Series C Warrants"). At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or Acquisition Corp. or the holders of any outstanding Series C Warrants, the right to acquire shares of Company Series C Preferred Stock under the Series C Warrants shall be converted into the right to acquire exactly one-half (1/2) as many shares of Parent Common Stock at an exercise price per share of Parent Common Stock equal to the Blended Offering Price, subject in all respects to the terms and conditions of the Series C Warrants. Except for the change in security underlying the Series C Warrants from Company Series C Preferred Stock to Parent Common Stock, the ratio of exchange and the change in exercise price to the Blended Offering Price, it is the intent of the parties hereto that the Series C Warrants shall continue after the Effective Time, and that the terms and conditions of the Series C Warrants shall otherwise remain unchanged.

            (d) Incentive Plans. The Company has adopted and maintains a 2004 Long-Term Incentive Plan and a 2005 Long-Term Incentive Plan (collectively, the "Incentive Plans") and has previously granted awards pursuant to the Incentive Plans. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or Acquisition Corp. or the recipient of any award granted under the Incentive Plans, the Incentive Plans shall continue as a plan of Parent and all awards previously granted under the Incentive Plans shall be exercisable solely for shares of Parent Common Stock at a ratio equal to one-half of one (.5) share of Parent Common Stock for each one (1) share of Company Common Stock. Except for the change in security underlying each award previously granted under the Incentive Plans and the ratio of exchange, it is the intent of the parties hereto that the terms and conditions of the Incentive Plans shall otherwise remain unchanged. Parent shall take all action necessary and appropriate, at or prior to the Effective Time, to authorize and reserve a number of shares of Parent Common Stock sufficient for issuance with respect to awards previously granted by the Company pursuant to the Incentive Plans.

            (e) Series C Bridge Notes. The Company has issued and outstanding Series C Bridge Notes. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or Acquisition Corp. or the holders of any outstanding Series C Bridge Notes, each Series C Bridge Note shall be convertible solely into units consisting of (i) the number of shares of Parent Common Stock equal to the quotient obtained by dividing the principal amount of the Series C Bridge Note by the Blended Offering Price, and (ii) a warrant to purchase the number of shares of Parent Common Stock equal to (A) the quotient obtained by dividing the principal amount of the Series C Bridge Note by the Blended Offering Price multiplied by (B) 0.25. Except for the change in the securities into which Series C Bridge Notes are convertible, it is the intent of the parties hereto that the Series C Bridge Notes shall continue after the Effective Time as obligations of the Surviving Corporation, and that the terms and conditions of the Series C Bridge Notes shall otherwise remain unchanged. Any warrants to purchase shares of Parent Common Stock issued pursuant to this Section 3.3(e) shall be on the same terms and conditions as the Series C Warrants except that the exercise price per share of Parent Common Stock underlying each such warrant shall be equal to the Blended Offering Price.

            (f) Issuance of Replacement Securities. In order to effect the foregoing transactions referenced in this Section 3.3, on the termination of the Private Placement, the Common Stock Options, Series B Warrants and Series C Warrants shall be terminated and the Parent shall issue new forms of options or warrants, as applicable, to purchase Parent Common Stock consistent with the adjustments and changes set forth in this Section 3.3.

            (g) No Fractional Shares. Notwithstanding anything to the contrary in this Section 3.3, no fractional shares of the Parent Common Stock shall be issued in, or as a result of, the Merger. Any fractional share of the Parent Common Stock that a Person would otherwise be entitled to receive as a result of the transactions referenced in this Section 3.3 shall be rounded up to the nearest whole number of shares of Parent Common Stock.

      Section 3.4 Parent Common Stock. Parent shall reserve a sufficient number of shares of Parent Common Stock to complete the conversion and exchange of Company Capital Stock into Parent Common Stock contemplated by Sections 3.1 and
3.2 hereof  and the  issuance  of any Parent  Common  Stock in  accordance  with
Section 3.3 hereof and pursuant to warrants sold in the Private Placement including warrants issuable to the Placement Agent. Parent covenants and agrees that immediately prior to the Effective Time there will be no more than 1,500,000 shares of Parent Common Stock issued and outstanding, not including the shares of Parent Common Stock to be issued in the Private Placement, and that no other common or preferred stock or equity securities of the Parent, or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or equity securities of the Parent, shall be issued or outstanding at the Effective Time.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Parent, subject to the exceptions as disclosed in the written disclosure statement delivered by the Company to Parent no later than five (5) days prior to the Closing Date (the "Company Disclosure Schedule"), as follows:

      Section 4.1 Organization. The Company and each of its subsidiaries (i) is duly organized, validly existing and in good standing (or its equivalent) under the laws of its state, province and country of incorporation or organization,
(ii) has all licenses, permits, authorizations and other Consents necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and (iii) has all requisite corporate or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and presently proposed to be conducted, in each case except where such failures would not have, or be reasonably likely to have, a Company Material Adverse Effect. The Company and each of its subsidiaries is duly qualified or authorized to conduct business and is in good standing (or its equivalent) as a foreign corporation or other entity in all jurisdictions in which the ownership or use of its assets or nature of the business conducted by it makes such qualification or authorization necessary, except where the failure to be so duly qualified, authorized and in good standing would not have a Company Material Adverse Effect. All jurisdictions in which the Company and its subsidiaries are incorporated, required to be so qualified and are so qualified are set forth in all material respects on the attached Schedule 4.1 of the Company Disclosure Schedule.

      Section 4.2 Authorization; Validity of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of the Company and no other action (except the approval of the Stockholders solely with respect to consummation of the Merger) on the part of the Company or any of its Stockholders or subsidiaries is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company (and assuming due and valid authorization, execution and delivery hereof by Parent and Acquisition Corp.) is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      Section 4.3 Capitalization.

            (a) As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of Company Common Stock and 17,000,000 shares of Company Preferred Stock. As of the date hereof, there are 21,838,597 shares of Company Common Stock, 2,716,050 shares of Company Series A Preferred Stock, 3,319,664 shares of Company Series B Preferred Stock and 254,366 shares of Company Series C Preferred Stock issued and outstanding. All the outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable. All of the outstanding shares of Company Capital Stock are held of record and, to the knowledge of the Company, beneficially by the Persons and in the respective amounts set forth on Schedule 4.3(a) of the Company Disclosure Schedule, free and clear of any and all Liens created by the Company. All options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company to issue, transfer or sell any shares of Company Capital Stock, or other equity interest in the Company or securities convertible into or exchangeable for such shares or equity interests, are set forth on
      Schedule 4.3(a) of the Company Disclosure Schedule.

            (b) The subsidiaries of the Company set forth on Schedule 4.3(b) of the Company Disclosure Schedule are all the subsidiaries of the Company. All of the outstanding shares of capital stock (or limited liability company interests) of each subsidiary of the Company are owned beneficially and of record as set forth on Schedule 4.3(b) of the Company Disclosure Schedule, free and clear of Liens. All of the outstanding shares of capital stock (or limited liability company interests) of each subsidiary are duly authorized, validly issued, fully paid and non-assessable.

      There are no options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating any subsidiary of the Company to issue, transfer or sell any shares of capital stock or other equity interest in, such subsidiary or securities convertible into or exchangeable for such shares or equity interests.

      Section 4.4 Consents and Approvals; No Violations. Except for (a) approval of the Merger by the Stockholders and (b) filing of the certificate of merger with the Secretary of State of the State of Delaware, neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) violate any provision of its certificate of incorporation or by-laws; (ii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, require the consent of or result in the creation of any encumbrance upon any of the properties of the Company or any of its subsidiaries under, any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument (collectively, "Contract") to which the Company or any its subsidiaries or any of their respective properties may be bound; (iii) require any Consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental entity by or with respect to the Company or any of its subsidiaries; or (iv) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets.

      Section 4.5 Financial Statements. The Company has delivered or made available as of the date hereof or shall, prior to the Closing Date, deliver or make available to Parent the consolidated and consolidating balance sheets of the Company for the fiscal year ended December 31, 2003, the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company for the fiscal year ended December 31, 2003, and the consolidated and consolidating balance sheet (the "Balance Sheet") and related statements of income and cash flows for the nine (9) month period ended September 30, 2004 (the "Balance Sheet Date"). The foregoing financial statements (including any notes thereto) (i) have been prepared based upon the books and records of the Company, (ii) have been prepared in accordance with GAAP (except as otherwise noted therein), and (iii) present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as at their respective dates and for the periods then ended, subject to the qualifications set forth in Schedule 4.5 of the Company Disclosure Schedule. To the knowledge of the Company, there is no existing fact that has not been disclosed to Parent that has had or could reasonably be expected to have a Company Material Adverse Effect.

      Section 4.6 No Undisclosed Liabilities. Except (a) for Liabilities reflected on the face of the Balance Sheet and (b) Liabilities of the same type, magnitude and scope as those reflected on the Balance Sheet which have arisen since the date of the Balance Sheet in the ordinary course of business, and which would not, individually or in the aggregate, result in a Company Material Adverse Effect, each of the Company and its subsidiaries does not have any Liability.

      Section 4.7 Litigation. There is no Action pending or, to the knowledge of the Company, threatened, involving the Company or its subsidiaries or affecting any of the officers, directors or employees of the Company or its subsidiaries with respect to the Company's or any subsidiary's business by or before any governmental entity or by any third party and neither the Company nor any of its subsidiaries have received notice that any such Action is threatened.

      Neither the Company nor any of its subsidiaries is in default under any judgment, order or decree of any governmental entity applicable to its business.

      Section 4.8 No Default; Compliance with Applicable Laws. Neither the Company nor any of its subsidiaries is in default or violation of any material term, condition or provision of (i) their respective certificate of incorporation, by-laws or similar organizational documents or (ii) any law applicable to the Company and its subsidiaries or its property and assets and neither the Company nor any of its subsidiaries has received notice of any violation of or Liability under any of the foregoing (whether material or not).

      Section 4.9 Broker's and Finder's Fees. Except for the Placement Agent whose fees and expenses will be paid from the gross proceeds raised in the Private Placement, no Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against the Company, Parent, Acquisition Corp. or any Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

      Section 4.10 Schedule of Assets and Contracts. Attached hereto as Schedules 4.10(a) through 4.10(e) of the Company Disclosure Schedule are various schedules listing assets and Contracts of the Company, as described below.

            (a) Schedule 4.10(a) contains a true and complete list of all real property owned or leased by the Company, including a brief description of each item thereof and of the nature of the Company's interest therein, and of all tangible personal property owned or leased by the Company having a cost or fair market value of greater than $100,000, including a brief description of each item and of the nature of the interest of the Company therein. All leased real property listed on Schedule 4.10(a) is leased by the Company under valid and enforceable leases having the rental terms, termination dates and renewal and purchase options described on Schedule 4.10(a).

            (b) Except for this Agreement and the Memorandum, the Company is not a party to any Contract not made in the ordinary course of business that is material to the Company. Except as listed on Schedule 4.10(b), the Company is not a party to any contract (a) with a labor union, (b) for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) for the employment of any officer, individual employee or other Person on a full-time basis or any contract with any Person for consulting services,
      (d) with respect to bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding any or all of the employees of the Company or any other Person, (e) relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness, (f) guaranteeing any Indebtedness, (g) other than as set forth on Schedule 4.10(a), under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $100,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days, (h) under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (i) granting any preemptive right, right of first refusal or similar right to any Person, (j) with any Affiliate of the Company or any present or former officer, director or Stockholder of the Company, (k) obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) containing a covenant not to compete or other restriction on the Company's ability to conduct a business or engage in any other activity, (m) with respect to any distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment, (n) regarding registration of securities under the Securities Act, (o) characterized as a collective bargaining agreement, or
      (p) with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the Company in excess of $100,000.

            (c) Schedule 4.10(c) contains a true and complete list and description of all insurance policies and insurance coverage with respect to the Company, its business, premises, properties, assets, employees and agents including, without limitation, fire and casualty insurance, property and liability insurance, product liability insurance, life insurance, medical and hospital insurance and workers' compensation insurance. Schedule 4.10(c) sets forth, with respect to each policy, (i) a general description of the insured loss coverage, (ii) the expiration date of coverage, (iii) the annual premium and (iv) the dollar limitations of coverage and a general description of each deductible feature.

            (d) Schedule 4.10(d) contains a true and complete list and description of each bank account, savings account, other deposit relationship and safety deposit box of the Company, including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto.

            (e) Schedule 4.10(e) contains a true and complete list of all patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, and grants of licenses, both domestic and foreign, presently owned, possessed, used or held by the Company. Schedule 4.10(e) also contains a true and complete list of all licenses granted to or by the Company with respect to the foregoing. The patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications and grants of licenses set forth on Schedule 4.10(e) (i) are not subject to any pending or, to the Company's knowledge, threatened challenge, (ii) are not subject to any Lien and (iii) can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without the consent of any Person other than the Company. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will give any licensor or licensee of the Company any right to change the terms or provisions of, terminate or cancel, any license to which the Company is a party.

            (f) The Company has made available to Parent and Acquisition Corp. true and complete copies of all Contracts and other documents disclosed or referred to on Schedules 4.10(a) through 4.10(e) of the Company Disclosure Schedule, as well as any additional Contracts, requested by Parent or Acquisition Corp.

      Section 4.11 Tax Returns and Audits. All required federal, state and local Tax Returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid. The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of the Company's federal income Tax Returns nor any state or local income or franchise Tax Returns has been audited by governmental authorities. The reserves for Taxes reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by the Company as of the Balance Sheet Date. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, but not limited to, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. The Company is not obligated to make a payment, nor is it a party to any agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code. The Company has not agreed nor is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. The Company is not a party to, is not bound by and does not have any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, "Tax Sharing Agreements"), nor does it have any potential liability or obligation to any Person as a result of, or pursuant to, any Tax Sharing Agreements.

      Section 4.12 Patents and Other Intangible Assets.

            (a) Except as set forth on Schedule 4.10(e) of the Company Disclosure Schedule, the Company (i) owns or has the right to use, free and clear of all Liens, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated or under any obligation to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

            (b) To the best knowledge of the Company, the Company owns and has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors (collectively, "Intellectual Property") required for or incident to the development, operation and sale of all products and services sold by the Company, free and clear of any right, Lien or claim of others. All Intellectual Property can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without the consent of any Person other than the Company.

      Section 4.13 Employee Benefit Plans; ERISA. Schedule 4.13 of the Company Disclosure Schedule lists all "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) and other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of every type, other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company, whether written or unwritten and whether or not funded. The plans listed on Schedule
4.13 are hereinafter referred to as the "Employee Benefit Plans."

            (a)  All  current  and  prior  material  documents,   including  all
      amendments thereto, with respect to each Employee Benefit Plan have been made available to Parent and Acquisition Corp.

            (b) To the knowledge of the Company, all Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

            (c) There are no pending claims or lawsuits that have been asserted or instituted against any Employee Benefit Plan, the assets of any of the trusts or funds under the Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does the Company have any knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to form the basis of any such claim or lawsuit.

            (d) There is no pending or, to the knowledge of the Company, contemplated investigation, or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Employee Benefit Plan and the Company has no knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

            (e) No actual or, to the knowledge of the Company, contingent Liability exists with respect to the funding of any Employee Benefit Plan or for any other expense or obligation of any Employee Benefit Plan, except as disclosed on the Balance Sheet or the Company Disclosure Schedule, and no contingent Liability exists under ERISA with respect to any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

            (f) No events have occurred or are reasonably expected to occur with respect to any Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Employee Benefit Plan or would cause a material change in the cost of providing such Employee Benefit Plan.

      Section 4.14 Title to Property and Encumbrances. The Company has good and valid title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases which are in full force and effect and which are not in default) free of all Liens except
Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate constitute a Company Material Adverse Effect.

      Section 4.15 Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in operating condition, subject to ordinary wear and tear, and are adequate and sufficient for the Company's existing business.

      Section 4.16 Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility insuring the Company and its properties, products and business against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company. No suit, proceeding or action or, to the best current actual knowledge of the Company, threat of suit, proceeding or action has been asserted or made against the Company due to alleged bodily injury, disease, medical condition, death or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by the Company.

      Section  4.17  Interested  Party  Transactions.  Except  as  disclosed  on
Schedule 4.10(b) of the Company Disclosure Schedule, no officer, director or stockholder of the Company or any Affiliate of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any Contract to which the Company is a party or by which it may be bound or affected.

Section 4.18   Environmental Matters.

            (a) To the knowledge of the Company, the Company has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.

            (b) To the knowledge of the Company, the historical and present operations of the business of the Company are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a Company Material Adverse Effect.

            (c) There are no material pending or, to the knowledge of the Company, threatened, demands, claims, information requests or notices of noncompliance or violation against or to the Company relating to any Environmental Law; and, to the knowledge of the Company, there are no conditions or occurrences on any of the real property used by the Company in connection with its business that would reasonably be expected to lead to any such demands, claims or notices against or to the Company, except such as have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

            (d) To the knowledge of the Company, (i) the Company has not, sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (A) has been placed on the "National Priorities List", the "CERCLIS" list, or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take "removal", "remedial", "corrective" or any other "response" action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) the Company is not involved in (and has no basis to reasonably expect to be involved in) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice, request for information or other communication from any governmental authority or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and has not received (and has no basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from exposure to any Hazardous Material; and (iii) the Company has timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      Section 4.19 Disclosure. There is no fact relating to the Company that the Company has not disclosed to Parent and Acquisition Corp. in writing that has had or is currently having a Company Material Adverse Effect. No representation or warranty by the Company herein and no information disclosed in the Company Disclosure Schedule or exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION CORP.

      Parent and Acquisition Corp. hereby represent and warrant to the Company, (and the Placement Agent, as a third party beneficiary in connection with the Private Placement) subject to the exceptions as disclosed in the written disclosure statement delivered by Parent and Acquisition Corp. to the Company no later than five (5) days prior to the Closing Date (the "Parent Disclosure Schedule"), as follows:

      Section 5.1 Organization. Each of Parent and Acquisition Corp. (i) is duly organized, validly existing and in good standing under the laws of its State of incorporation or organization, (ii) has all licenses, permits, authorizations and other Consents necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and (iii) has all requisite corporate or other applicable power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and presently proposed to be conducted, in each case except where such failures would not have, or be reasonably likely to have, a Parent Material Adverse Effect. Each of Parent and Acquisition Corp. is duly qualified or authorized to conduct business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the ownership or use of its assets or nature of the business conducted by it makes such qualification or authorization necessary, except where the failure to be so duly qualified, authorized and in good standing would not have an Parent Material Adverse Effect.

      Section 5.2 Authorization; Validity of Agreement. Each of Parent and Acquisition Corp. has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Parent and Acquisition Corp. of this Agreement and all other agreements and instruments to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of each of Parent and Acquisition Corp. and the stockholders of Acquisition Corp., and no other action on the part of either of Parent and Acquisition Corp. is necessary to authorize the execution and delivery of this Agreement and the consummation by either of Parent or Acquisition Corp. of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Acquisition Corp. (and assuming due and valid authorization, execution and delivery hereof by the Company) is a valid and binding obligation of each of Parent and Acquisition Corp., enforceable against each of them in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      Section 5.3 Consents and Approvals; No Violations. Except for filing of the certificate of merger with the Secretary of State of the State of Delaware, neither the execution, delivery or performance of this Agreement by either of Parent and Acquisition Corp. nor the consummation of the transactions contemplated hereby will (i) violate any provision of the certificate of incorporation or by-laws of Parent or Acquisition Corp.; (ii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, require the consent of or result in the creation of any Lien upon any of the properties of Parent or Acquisition Corp. under, any Contract to which Parent or Acquisition Corp. or any of their properties may be bound; (iii) require any Consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental entity by or with respect to Parent or any subsidiary of Parent, or (iv) violate any law applicable to any of Parent or Acquisition Corp. or any of their respective properties or assets.

      Section 5.4 Litigation. There is no Action pending or, to the knowledge of the Parent, threatened, involving Parent and Acquisition Corp. or any subsidiary of Parent or affecting the officers, directors or employees of Parent and Acquisition Corp. or any subsidiary of Parent with respect to Parent's and Acquisition Corp.'s, or any of Parent's subsidiaries, business by or before any governmental entity or by any third party and neither Parent or Acquisition Corp. nor any subsidiary of Parent has received notice that any such Action is threatened. Neither Parent or Acquisition Corp. nor any subsidiary of Parent is in default under any judgment, order or decree of any governmental entity applicable to its business.

      Section 5.5 No Default; Compliance with Applicable Laws. Neither Parent nor any of Parent's subsidiaries is in default or violation of any material term, condition or provision of (i) their respective certificate of incorporation, by-laws or similar organizational documents or (ii) any law applicable to Parent or any of Parent's subsidiaries or its property and assets and neither Parent nor any of Parent's subsidiaries has received notice of any violation of or Liability under any of the foregoing (whether material or not).

      Section 5.6 Broker's and Finder's Fees; Broker/Dealer Ownership. No person, firm, corporation or other entity is entitled by reason of any act or omission of Parent or Acquisition Corp. to any broker's or finder's fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or with respect to the consummation of the transactions contemplated hereby. Except for placement agent warrants to purchase units issued in connection with the Private Placement, no broker/dealer offering or selling shares in the Private Placement, nor any director, officer or Affiliate of any such broker/dealer, will own, either directly or indirectly through subsidiaries or Affiliates, shares of Parent Common Stock upon the termination of the Private Placement.

      Section 5.7 Capitalization of Parent. The authorized capital stock of Parent consists of (a) 75,000,000 shares of Parent Common Stock, of which not more than 1,500,000 shares will be, prior to the Effective Time, issued and outstanding before taking into consideration the issuance of Parent Common Stock in the Private Placement, and (b) no shares of preferred stock. Parent has no outstanding options, rights or commitments to issue shares of Parent Common Stock or any capital stock or other securities of Parent or Acquisition Corp., and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Common Stock or any capital stock or other securities of Parent or Acquisition Corp. There is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock. All outstanding shares of the capital stock of Parent are validly issued and outstanding, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person.

      Section 5.8 Acquisition Corp. Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by this Agreement. Parent owns all of the issued and outstanding capital stock of Acquisition Corp. free and clear of all Liens, and Acquisition Corp. has no outstanding options, warrants or rights to purchase capital stock or other securities of the Acquisition Corp., other than the capital stock of Acquisition Corp. owned by Parent.

      Section 5.9 Validity of Shares. The shares of Parent Common Stock to be issued in accordance with Article III hereof and the shares of Parent Common Stock to be issued at one or more closings in connection with the Private Placement, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable. Based in part on the representations of investors contained in the subscription agreement attached to the Memorandum and assuming the accuracy thereof, the issuance of the Parent Common Stock in connection with the Private Placement will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state blue sky or securities laws.

      Section 5.10 SEC Reporting and Compliance.

            (a) Parent filed a registration statement on Form SB-2 under the Securities Act which became effective on [__________], 2005. Since that date, Parent has filed with the Commission all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Exchange Act. Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

            (b) Parent has delivered to the Company true and complete copies of the registration statements, information statements and other reports (collectively, the "Parent SEC Documents") filed by the Parent with the Commission. None of the Parent SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

            (c) Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since December 31, 2004. Prior to and until the Closing, Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission since December 31, 2004 and all subsequent registration statements and reports filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by the Parent with the Commission or delivered to the stockholders of Parent.

            (d) Parent is not an  "investment  company"  within  the  meaning of
      Section 3 of the Investment Company Act.

            (e) Shares of Parent Common Stock are quoted on the Over-the-Counter
      (OTC) Bulletin Board under the symbol BEAI.OB and Parent is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and the Parent Common Stock.

            (f) Between the date hereof and the Closing Date, Parent shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws and the OTC Bulletin Board.

            (g) To the best knowledge of the Parent, the Parent has complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws.

      Section 5.11 Financial Statements. The balance sheets, and statements of income, stockholders' equity and cash flows contained in the Parent SEC Documents (the "Parent Financial Statements") (i) have been prepared in accordance with GAAP, (ii) are in accordance with the books and records of the Parent, and (iii) present fairly in all material respects the financial condition of the Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. The financial statements included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, are as audited by, and include the related opinions of Dale Matheson Carr-Hilton LaBonte, Parent's independent certified public accountants.

      Section 5.12 No General Solicitation. In issuing Parent Common Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell Parent Common Stock by any form of general solicitation or advertising.

      Section 5.13 Absence of Undisclosed Liabilities. Neither Parent nor Acquisition Corp. has any Liability arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Parent SEC Documents,
(b) to the extent set forth on or reserved against in the balance sheet of Parent as of December 31, 2004 (the "Parent Balance Sheet") or the notes to the Parent Financial Statements, (c) current Liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since December 31, 2004 (the "Parent Balance Sheet Date"), none of which, individually or in the aggregate, constitutes a Parent Material Adverse Effect and (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the Parent SEC Documents.

      Section 5.14 Changes. Since the Parent Balance Sheet Date, except as disclosed in the Parent SEC Documents, the Parent has not (a) incurred any debts, obligations or Liabilities, absolute, accrued or, to the Parent's knowledge,  contingent,  whether  due  or to  become  due,  except  for  current
Liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or Liability other than, current liabilities shown on the Parent Balance Sheet and current Liabilities incurred since the Parent Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business,
(e) cancelled or compromised any debt or claim, or waived or released any right of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) that could reasonably be expected to have a Parent Material Adverse Effect, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the financial condition of the Parent other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a Parent Material Adverse Effect, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material Contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Parent Balance Sheet or its statement of income for the year ended on the Parent Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $1,000 in the aggregate, or (r) entered into any Contract, agreement or license, or otherwise obligated itself, to do any of the foregoing.

      Section 5.15 Tax Returns and Audits. All required federal, state and local Tax Returns of the Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a Parent Material Adverse Effect. The Parent is not and has not been delinquent in the payment of any Tax. The Parent has not had a Tax deficiency assessed against it. None of the Parent's federal income Tax Returns nor any state or local income or franchise Tax Returns has been audited by governmental authorities. The reserves for Taxes reflected on the Parent Balance Sheet are sufficient for the payment of all unpaid Taxes payable by the Parent with respect to the period ended on the Parent Balance Sheet Date. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Parent now pending, and the Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

      Section 5.16 Employee Benefit Plans; ERISA.

            (a) Except as disclosed in the Parent SEC Documents, there are no "employee benefit plans" (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Parent. Any plans listed in the Parent SEC Documents are hereinafter referred to as the "Parent Employee Benefit Plans."

            (b)  Any  current  and  prior  material  documents,   including  all
      amendments thereto, with respect to each Parent Employee Benefit Plan have been made available to the Company.

            (c) All Parent Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

            (d) There are no pending, or to the knowledge of the Parent, threatened, claims or lawsuits that have been asserted or instituted against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent Employee Benefit Plans or against any fiduciary of a Parent Employee Benefit Plan with respect to the operation of such plan.

            (e) There is no pending, or to the knowledge of the Parent, threatened, investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Parent Employee Benefit Plan.

            (f) No actual or, to the knowledge of Parent, contingent Liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other expense or obligation of any Parent Employee Benefit Plan, except as disclosed on the Parent Financial Statements or the Parent SEC Documents, and to the knowledge of the Parent, no contingent Liability exists under ERISA with respect to any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

      Section 5.17 Interested Party Transactions. Except as disclosed in the Parent SEC Documents, no officer, director or stockholder of the Parent or any Affiliate of any such Person or the Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) a beneficial interest in any Contract to which the Parent is a party or by which it may be bound or affected.

      Section 5.18 Questionable Payments. Neither the Parent, Acquisition Corp. nor to the knowledge of the Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of the Parent or Acquisition Corp., has a used any corporate funds for (a) unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to government officials or employees from corporate funds, (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (d) made any false or fictitious entries on the books of record of any such corporations, or (e) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      Section 5.19 Obligations to or by Stockholders. Except as disclosed in the Parent SEC Documents, the Parent has no Liability or obligation or commitment to any stockholder of Parent or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent, nor does any stockholder of Parent or any such Affiliate or associate have any Liability, obligation or commitment to the Parent.

      Section 5.20 Schedule of Assets and Contracts. Except as expressly set forth in this Agreement, the Parent Balance Sheet or the notes thereto, the Parent is not a party to any Contract not made in the ordinary course of business that is material to the Parent. Parent does not own any real property. Parent is not a party to any Contract (a) with any labor union, (b) for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) for the employment of any officer, individual employee or other Person on a full-time basis or any contract with any Person for consulting services, (d) with respect to bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with any or all of the employees of Parent or any other Person, (e) relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Parent to any Lien or evidencing any Indebtedness, (f) guaranteeing of any Indebtedness, (g) under which Parent is lessee of or holds or operates any property, real or personal, owned by any other Person, (h) under which Parent is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Parent, (i) granting any preemptive right, right of first refusal or similar right to any Person, (j) with any Affiliate of Parent or any present or former officer, director or stockholder of Parent, (k) obligating Parent to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) containing a covenant not to compete or other restriction on the parent's ability to conduct a business or engage in any other activity, (m) with respect to any distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment, (n) regarding the registration of securities under the Securities Act, (o) characterized as a collective bargaining agreement, or (p) with any Person continuing for a period of more than three months from the Closing Date that involves an expenditure or receipt by Parent in excess of $1,000. The Parent maintains no insurance policies and insurance coverage of any kind with respect to Parent, its business, premises, properties, assets, employees and agents. Schedule 5.20 of the Parent Disclosure Schedule contains a true and complete list and description of each bank account, savings account, other deposit relationship and safety deposit box of Parent, including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto. No Consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Parent in effect following the consummation of the Merger and the transactions contemplated hereby. Parent has furnished to the Company true and complete copies of all agreements and other documents disclosed or referred to in
Schedule 5.20, as well as any additional agreements or documents, requested by the Company.

      Section 5.21 Environmental Matters.

            (a) The Parent has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.

            (b) The historical and present operations of the business of the Parent compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

            (c) (i) The Parent has not, sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (A) has been placed on the "National Priorities List", the "CERCLIS" list, or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take "removal", "remedial", "corrective" or any other "response" action, as defined in any Environmental Law, or to pay for the costs of any such action at the site;
      (ii) the Parent is not involved in (and has no basis to reasonably expect to be involved in) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice, request for information or other communication from any governmental authority or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and has not received (and has no basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from exposure to any Hazardous Material; and (iii) the Parent has timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

      Section 5.22 Employees. Other than pursuant to ordinary arrangements of employment compensation, Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

      Section 5.23 Disclosure. There is no fact relating to Parent or Acquisition Corp. that Parent has not disclosed to the Company in writing that has had or is having a Parent Material Adverse Effect. No representation or warranty by Parent or Acquisition Corp. herein and no information disclosed in the Parent Disclosure Schedules or exhibits hereto by Parent or Acquisition Corp. contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading.

                                   ARTICLE VI
                    CONDUCT OF BUSINESSES PENDING THE MERGER

      Section 6.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement:

            (i) the business of the Company shall be conducted only in the ordinary course consistent with the past practice;

            (ii) the Company shall not (A) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares Company Capital Stock; (B) amend its certificate of incorporation or by-laws except to effectuate the transactions contemplated in this Agreement or the Memorandum; or (C) split, combine or reclassify the outstanding Company Capital Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

            (iii) the Company shall not (A) issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Company Capital Stock, except to issue shares of Company Capital Stock in connection with the exercise of Common Stock Options, Series B Warrants or Series C Warrants or the conversion of Series C Bridge Notes and except to issue up to $1,000,000 of additional Series C Bridge Notes (and corresponding warrants to purchase Company Series C Preferred Stock) in its sole discretion; (B) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (C) incur additional Indebtedness or any other Liabilities or enter into any other transaction other than in the ordinary course of business; (D) enter into any Contract, agreement, commitment or arrangement with respect to any of the foregoing except this Agreement; or
      (E) except as contemplated by this Agreement, enter into any Contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

            (iv) the Company shall use its reasonable best efforts to preserve intact the business of the Company, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it; and

            (v) the Company will not enter into any new employment agreements with any of its officers or employees or grant any increases in the compensation or benefits of its officers and employees or amend any employee benefit plan or arrangement other than in the ordinary course of business and consistent with past practice.

      Section 6.2 Conduct of Business by Parent and Acquisition Corp. Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated expressly permitted by this
Agreement:

            (i) the business of Parent and Acquisition Corp. shall be conducted only in the ordinary course consistent with past practice;

            (ii) neither Parent nor Acquisition Corp. shall (A) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (B) amend its certificate of incorporation or by-laws; or (C) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock; and

            (iii) neither Parent nor Acquisition Corp. shall (A) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock; (B) acquire or dispose of any assets other than in the ordinary course of business; (C) incur additional Indebtedness or any other Liabilities or enter into any other transaction except in the ordinary course of business; (D) enter into any Contract, agreement, commitment or arrangement with respect to any of the foregoing except this Agreement, or (E) except as contemplated by this Agreement, enter into any Contract, agreement, commitment or arrangement to dissolve, merge; consolidate or enter into any other material business contract or enter into any negotiations in connection therewith.

            (iv) Parent shall use its best efforts to preserve intact the business of Parent and Acquisition Corp., to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with Parent and Acquisition Corp.;

            (v) neither Parent nor Acquisition Corp. will, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below). Parent will promptly advise the Company in writing of any such inquiries or Acquisition Proposal (or requests for information) and the substance thereof. As used in this paragraph, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving the Parent or Acquisition Corp. or for the acquisition of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this Agreement. Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

            (vi) neither Parent nor Acquisition Corp. will enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

      Section 7.1 Access and Information. The Company, Parent and Acquisition Corp. shall each afford to the other and to the other's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time of all of its properties, books, contracts, commitments and records (including but not limited to Tax Returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information that (i) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (ii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that: (A) any such information may be disclosed to such party's directors, officers, employees and representatives of such party's advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information);

(B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing; (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request provided, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished; and (D) any information reasonably required or necessary in the discretion of counsel to Parent or counsel to the Company to cause the Private Placement to comply with the requirements of Rule 10b-5 of the Exchange Act shall be permitted. If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

      Section 7.2 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable best efforts to satisfy the conditions precedent to the obligations of any of the parties hereto to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, Consent, extension or approval, each of Parent, Acquisition Corp. and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Acquisition Corp. and the Company shall take all such necessary action.

      Section 7.3 Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission; provided that in such case Parent will use its best efforts to allow Company to review and reasonably approve any same prior to its release.

      Section 7.4 Appointment of Directors. Immediately upon the Effective Time, Parent shall accept the resignations of the current officers and directors of Parent as provided by Section 8.2(f)(6) hereof, and shall cause the persons listed as directors in Exhibit D hereto to be elected to the Board of Directors of Parent. At the first annual meeting of Parent stockholders and thereafter, the election of members of Parent's Board of Directors shall be accomplished in accordance with the by-laws of Parent.

      Section 7.5 Parent Name Change and Exchange Listing. At the Effective Time, Parent shall take all required legal actions to change its corporate name to 20/20 Technologies Global Holdings, Inc. Promptly following the Effective Time, Parent shall take all required actions to, upon satisfaction of the original listing requirements, list the Parent Common Stock for trading on the American Stock Exchange or the Nasdaq SmallCap Market.

      Section 7.6 Meeting of Stockholders.

            (a) So long as the Board of Directors of the Company shall not have withdrawn, modified or changed its recommendation in accordance with the provisions of Section 7.6(b) hereof, the Company, acting through its Board of Directors, shall, in accordance with the DGCL and its certificate of incorporation and by-laws, take all actions reasonably necessary to establish a record date for, duly call, give notice of, convene and hold a stockholders meeting for the purpose of obtaining the requisite approval and adoption of this Agreement and the transactions contemplated hereby by the Stockholders as required by the DGCL and otherwise. The Company shall cause such stockholder meeting to be held in accordance with the DGCL on or prior to May 31, 2005. The Company shall notify each Stockholder, whether or not entitled to vote, of the proposed Company stockholders' meeting in accordance with the DGCL and the certificate of incorporation and by-laws. Such meeting notice shall state that the purpose, or one of the purposes, of the meeting is to consider the Merger and shall contain or be accompanied by a copy or summary of this Agreement. Notwithstanding the foregoing, the Board of Directors of the Company shall not be required to take all actions reasonably necessary to establish a record date for, duly call, give notice of, convene and hold a stockholders meeting for the purpose of obtaining the requisite approval and adoption of this Agreement and the transactions contemplated hereby by the Stockholders if the Company Board of Directors otherwise takes all actions reasonably necessary to approve this Agreement and the transactions contemplated hereby by written consent in lieu of a meeting of the stockholders of the Company to the extent permitted by the DGCL.

            (b) The Board of Directors of the Company shall unanimously recommend such approval and shall use all reasonable efforts to solicit and obtain such approval; provided, however, that the Board of Directors of the Company may at any time prior to approval of the Stockholders (i) decline to make, withdraw, modify or change any recommendation or declaration regarding this Agreement or the Merger or (ii) recommend and declare advisable any other offer or proposal, to the extent the Board of Directors of the Company determines in good faith, based upon advice of legal counsel, that withdrawing, modifying, changing or declining to make its recommendation regarding this Agreement or the Merger or recommending and declaring advisable any other offer or proposal is necessary to comply with its fiduciary duties under applicable law (which declinations, withdrawal, modification or change shall not constitute a breach by the Company of this Agreement). The Company shall provide written notice to Parent promptly upon the Company taking any action referred to in the foregoing proviso.

            (c) Pursuant to Section 251(d) of the DGCL, at any time before the certificate of merger is filed with the Secretary of State of the State of Delaware, including any time after the Merger is authorized by the Stockholders, the Merger may be abandoned and this Agreement may be terminated in accordance with the terms hereof, without further action by the Stockholders.

      Section 7.7 Information Statement. Following the date of this Agreement, the Company shall prepare an information or disclosure statement and related materials relating to the stockholders meeting (or the requested written consent in lieu of a meeting) and the transactions contemplated hereby relating to the Merger and this Agreement (the "Information Statement") and furnish the information required to be provided to the Stockholders pursuant to the DGCL and other applicable law. The Company shall cause such Information Statement to be mailed to the Stockholders return receipt requested in accordance with the DGCL and the certificate of incorporation and by-laws in connection with the Stockholders meeting (or the requested written consent in lieu of a meeting). Parent shall promptly provide such information as the Company may reasonably request regarding Parent and such other matters regarding Parent as the Company shall deem reasonably necessary to include in the materials to be provided to the Stockholders. The materials submitted to the Stockholders shall include, without limitation, information regarding the Company and Parent, the terms and timing of the Merger, this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement. The information supplied by the Company and Parent for inclusion in the Information Statement shall not, at (i) the time the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the Stockholders and (ii) the time of the stockholders' meeting (as described in Section 7.6), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any information relating to the Company or any its respective directors, officers or Affiliates should be discovered by the Company that should be set forth in an amendment or supplement to the Information Statement so that the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify Parent and an appropriate amendment or supplement describing such information shall be promptly, to the extent required by law, disseminated to the Stockholders. If at any time prior to the Effective Time any information relating to Parent or any of its directors officers or Affiliates should be discovered by Parent that should be set forth in an amendment or supplement to the Information Statement so that the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly notify the Company and an appropriate amendment or supplement describing such information shall be promptly, to the extent required by law, disseminated to the Stockholders. The Company shall use all reasonable efforts to solicit from its Stockholders votes or consents in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the DGCL and its certificate of incorporation and by-laws to approve and adopt this Agreement and the Merger. Notwithstanding the foregoing, the Company shall not be required to take any of the actions provided for under this Section 7.7 if the Company Board of Directors determines in good faith, based upon advice of legal counsel, that withdrawing, modifying, changing or declining to make its recommendation and declaration regarding this Agreement or the Merger or recommending and declaring advisable any other offer or proposal would be necessary to comply with its fiduciary duties under applicable law (which declinations, withdrawal, modification or change shall not constitute a breach by the Company of this Agreement).

                                  ARTICLE VIII
                       CONDITIONS OF PARTIES' OBLIGATIONS

      Section 8.1 Company Obligations. The obligations of Parent and Acquisition Corp. under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by Parent.

            (a) No Errors, etc. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

            (b) Compliance with Agreement. The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

            (c) No Company Material Adverse Effect. Since the date hereof, there shall not have been any event or circumstance that has resulted in a Company Material Adverse Effect and not event has occurred or circumstance exists that would reasonably be expected to result in a Company Material Adverse Effect.

            (d) Certificate of Officers. The Company shall have delivered to Parent and Acquisition Corp. a certificate dated the Closing Date, executed on its behalf by the Chief Executive Officer of the Company, certifying the satisfaction of the conditions specified in paragraphs (a),
      (b) and (c) of this Section 8.1.

            (e) Consummation of Private Placement. Consummation of the Merger shall occur simultaneously with the initial closing of the Private Placement.

            (f) No Restraining Action. No Action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by this Agreement.

            (g) Supporting Documents. Parent and Acquisition Corp. shall have received the following:

                  (1) Copies of  resolutions  of the Board of Directors  and the stockholders of the Company, certified by the Secretary of the Company, authorizing and approving the Merger and the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered pursuant hereto and thereto.

                  (2) A certificate  of incumbency  executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the certificate of incorporation and by-laws of the Company delivered to Parent and Acquisition Corp. at the time of the execution of this Agreement have been validly adopted and have not been amended or modified since the date hereof.

                  (3) Evidence as of a recent date of the good standing and corporate existence of the Company issued by the Secretary of State of the State of Delaware.

      Section 8.2 Parent and Acquisition Corp. Obligations. The obligations of the Company under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions any of which may be waived in whole or in part by the Company:

            (a) No Errors, etc. The representations and warranties of Parent and Acquisition Corp. under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

            (b) Compliance with Agreement. Parent and Acquisition Corp. shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

            (c) No Parent Material Adverse Effect. Since the date hereof, there shall not have been any event or circumstance that has resulted in a Parent Material Adverse Effect and no event has occurred or circumstance exists that would be reasonably expected to result in such a Parent Material Adverse Effect.

            (d) Certificate of Officers. Parent and Acquisition Corp. shall have delivered to the Company a certificate dated the Closing Date, executed on their behalf by their respective Presidents, certifying the satisfaction of the conditions specified in paragraphs (a), (b), and (c) of this
      Section 8.2.

            (e) Supporting Documents. The Company shall have received the following:

                        (1) Copies of  resolutions  of Parent's and  Acquisition
                  Corp.'s respective board of directors and the sole stockholder of Acquisition Corp., certified by their respective Secretaries, authorizing and approving the Merger and the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered by them pursuant hereto.

                        (2) A certificate of incumbency executed by the respective Secretaries of Parent and Acquisition Corp. certifying the names, titles and signatures of the officers authorized to execute the documents referred to in paragraph
                  (1) above and further certifying that the certificates of incorporation and by-laws of Parent and Acquisition Corp. appended thereto have not been amended or modified.

                        (3) A certificate,  dated the Closing Date,  executed by
                  the Secretary of each of the Parent and Acquisition Corp., certifying that, except for the filing of the certificate of merger with the Secretary of State of the State of Delaware:
                  (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required to be obtained by Parent or Acquisition Corp. for the execution and delivery of this Agreement and the consummation of the Merger shall have been duly made or obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted against Parent or Acquisition Corp. to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by this Agreement.

                        (4) A certificate of Empire Stock Transfer, Inc., Parent's transfer agent and registrar, certifying as of the business day prior to the date that any shares of Parent Common Stock are first issued in the Private Placement, a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Parent Common
                  Stock, together with the number of shares of Parent Common Stock held by each record owner.

                        (5) A letter from Empire Stock Transfer,  Inc., Parent's
                  transfer agent and registrar, certifying that the number of shares of Parent Common Stock issued and outstanding as of the Closing Date, but prior to the initial closing of the Private Placement and the Merger, is no more than 1,500,000 shares of Parent Common Stock.

                        (6) (i) The executed  resignations  of all directors and
                  officers of Parent, with the director resignations to take effect at the Effective Time, and (ii) executed releases from each such director and officer in the form and substance acceptable to the Company in its sole discretion.

                        (7) Evidence as of a recent date of the good standing and corporate existence of each of the Parent and Acquisition Corp. issued by the Secretary of State of their respective states of incorporation.

                        (8) Such additional  supporting  documentation and other
                  information with respect to the transactions contemplated hereby as the Company may reasonably request.

            (f) Parent Indemnification Agreement. The following individuals and entities (the "Parent Indemnitors") shall have executed an Indemnification Agreement (the "Parent Indemnification Agreement") in form and substance acceptable to the Company in its sole discretion, which Parent
      Indemnification Agreement shall provide for the payment of Damages, if any, to the Company Indemnified Parties in accordance with indemnification claims pursuant to Article IX hereof: Marjorie Chessman, GRQ Consultants, Inc. and Gotham Capital Group.

            (g) Due Diligence. The Company shall have been and shall continue to be satisfied in its sole discretion (regardless of (1) the satisfaction of any or all of the other closing conditions, (2) any knowledge of such matters on or prior to the Closing Date or (3) any indication previously given by, or on behalf of, Company with respect to the satisfaction of any such matter) with the results of its and its representatives' due diligence investigation and evaluation of the Parent and Acquisition Corp. and each of the transactions contemplated hereby.

            (h) Limitation on Dissenting Shares. The holders of not more than one percent (1.0%) of the outstanding shares of Company Capital Stock shall have exercised and not withdrawn such holder's right to appraisal and payment under Section 262 of the DGCL.

                                   ARTICLE IX
                       INDEMNIFICATION AND RELATED MATTERS

      Section 9.1 Indemnification by Parent. Parent shall indemnify and hold harmless the Company and the Stockholders (the "Company Indemnified Parties"), and shall reimburse the Company Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, "Damages") arising from or in connection with (a) any inaccuracy, in any material respect, in any of the representations and warranties of Parent and Acquisition Corp. in this Agreement or in any certificate delivered by Parent and Acquisition Corp. to the Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with any such representation or warranty, (b) any failure by Parent or Acquisition Corp. to perform or comply in any material respect with any covenant or agreement in this Agreement, (c) any claim for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such party with Parent or Acquisition Corp. in connection with any of the transactions contemplated by this Agreement, (d) Taxes attributable to any transaction or event occurring on or prior to the Closing, (e) any claim relating to or arising out of any Liabilities reflected on the Parent Financial Statements or with respect to accounting fees arising thereafter, or (f) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of Parent, or the actions of Parent or any holder of Parent capital stock prior to the Effective Time.

      Section 9.2 Survival. All representations, warranties, covenants and agreements of Parent and Acquisition Corp. contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Closing Date. The representations and warranties of the Company contained in this Agreement or in any instrument delivered pursuant to this Agreement will terminate at, and have no further force and effect after, the Effective Time.

      Section 9.3 Time Limitations. Neither Parent nor Acquisition Corp. shall have any liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Effective Time, unless on or before the one-year anniversary of the Effective Time (the "Claims Deadline"), Parent is given notice of a claim with respect thereto, in accordance with Section 9.5, specifying the factual basis therefore in reasonable detail to the extent then known by the Company Indemnified Parties.

      Section 9.4 Limitation on Liability. The obligations to Parent and Acquisition Corp. to the Company Indemnified Parties set forth in Section 9.1 shall be subject to the following limitations:

            (a) The aggregate  liability of Parent and Acquisition  Corp. to the
      Company   Indemnified  Parties  under  this  Agreement  shall  not  exceed
      $500,000.00.

            (b) Other than claims based on fraud or for specific performance, injunctive or other equitable relief, the Company Indemnified Parties sole and exclusive remedy for any and all claims for Damages pursuant to
      Section 9.1 hereof shall be the indemnification provided under the terms and subject to the conditions of this Article IX.

      Section 9.5 Notice of Claims.

            (a) If, at any time on or prior to the Claims Deadline, Company Indemnified Parties shall assert a claim for indemnification pursuant to
      Section 9.1, such Company Indemnified Parties shall submit to Parent a written claim stating: (i) that a Company Indemnified Party incurred or reasonably believes it may incur Damages and the amount or reasonable estimate thereof of any such Damages; and (ii) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of this Agreement alleged as the basis or bases for the claim. If the claim is for Damages which the Company Indemnified Parties reasonably believe may be incurred or are otherwise unliquidated, the written claim shall be deemed to have been asserted under this Article IX in the amount of such estimated Damages, but no payment for indemnification shall be made until such Damages have actually been incurred.

            (b) In the event  that any  action,  suit or  proceeding  is brought against any Company Indemnified Party with respect to which Parent may have liability under this Article IX, the Parent shall have the right, at its cost and expense, to defend such action, suit or proceeding in the name and on behalf of the Company Indemnified Party; provided, however, that a Company Indemnified Party shall have the right to retain its own counsel, with fees and expenses paid by Parent, if representation of the Company Indemnified Party by counsel retained by Parent would be inappropriate because of actual or potential differing interests between Parent and the Company Indemnified Party. In connection with any action, suit or proceeding subject to this Article IX, Parent and each Company Indemnified Party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action, suit or proceeding. Parent shall not, without the prior written consent of the applicable Company Indemnified Parties, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim or demand if such settlement or compromise does not include an irrevocable and unconditional release of such Company Indemnified Parties for any liability arising out of such claim or demand.

      Section 9.6 Payment of Damages. In the event that the Company Indemnified Parties shall be entitled to indemnification pursuant to this Article IX for actual Damages incurred by them, Parent shall, within thirty (30) days after the final determination of the amount of such Damages, cause the Parent Indemnitors to reimburse the Company Indemnified Parties for the amount of such Damages pursuant to the Parent Stockholder Indemnification Agreement.

                                   ARTICLE X
                          TERMINATION PRIOR TO CLOSING

      Section 10.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

            (a) by the mutual written consent of the Company, Acquisition Corp. and Parent;

            (b) by the Company, if Parent or Acquisition Corp. (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after the Company has notified Parent and Acquisition Corp. of its intent to terminate this Agreement pursuant to this paragraph (b);

            (c) by Parent and Acquisition Corp., if the Company (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Parent or Acquisition Corp. has notified the Company of its intent to terminate this Agreement pursuant to this paragraph (c);

            (d) by either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Acquisition Corp. or the Company, which prohibits or materially restrains any of them from consummating the transactions contemplated hereby; provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry, by any such court or governmental or regulatory agency;

            (e) by either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if the Closing has not occurred on or prior to May 31, 2005, for any reason other than delay or nonperformance of the party seeking such termination;

            (f) by the Company, if the condition set forth in Section 8.2(h) has not been satisfied on or prior to May 31, 2005; or

            (g) by the Company if the Board of Directors of the Company determines in good faith, based upon advice of legal counsel, that termination pursuant to this Section 10.1(g) is necessary to comply with its fiduciary duties under applicable law as provided in Section 7.6 hereof.

      Section 10.2 Termination of Obligations. Termination of this Agreement pursuant to Section 10.1 hereof shall terminate all obligations of the parties hereunder, except for the obligations under Article IX, Article X, and Sections 11.4, 11.7, 11.14 and 11.15 hereof; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 10.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

      Section  10.3  Termination  Fee.  If  the  Company  shall  terminate  this
Agreement pursuant to Section 10.1(b) hereof, Parent shall pay Company a non-refundable fee of $50,000.00, such amount to be payable by wire transfer of same day funds immediately following the such termination to the account designated by the Company. If the Parent or Acquisition Corp. shall terminate this Agreement pursuant to Section 10.1(c), the Company shall pay Parent a non-refundable fee of $5,000.00, such amount to be payable by wire transfer of same day funds immediately following the such termination to the account designated by Parent.

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section 11.1 Amendments. Subject to applicable law, this Agreement may be amended or modified by the parties hereto by written agreement executed by each party to be bound thereby and delivered by duly authorized officers of the parties hereto at any time prior to the Effective Time; provided, however, that after the approval of the Merger by the Stockholders, no amendment or modification of this Agreement shall be made that by law requires further approval from the Stockholders without such further approval.

      Section 11.2 Notices. Any notice, request, instruction, other document or communications to be given hereunder by any party hereto to any other party hereto shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon receipt of a transmission confirmation (with a confirming copy delivered personally or sent by overnight courier) if sent by facsimile or like transmission, or (c) on the next business day when sent by Federal Express, United Parcel Service, U.S. Express Mail or other reputable overnight courier for guaranteed next day delivery, as follows:

 If to Parent or Acquisition Corp., to:     Becoming Art, Inc.
                                            c/o John Karlsson
                                            475 Howe Street
                                            Suite 1100
                                            Vancouver, B.C. V6C 2B3
                                            Telephone:     604-801-5995
                                            Facsimile:     604-801-5939

                                            with a copy to:

                                            Olshan Grundman Frome
                                               Rosenzweig & Wolosky LLP
                                            Attention:    Harvey J. Kesner, Esq.
                                            Park Avenue Tower
                                            65 East 55th Street
                                            New York, NY 10022
                                            Telephone:     212-451-2259
                                            Facsimile:     212-451-2222

 If to the Company, to:                   20/20 Technologies, Inc.
                                          Attention:     Patrick C. Shutt, CEO
                                          1021 West Adams Street - Suite 103
                                          Chicago, IL 60607
                                          Telephone:     312-673-2402
                                          Facsimile:     312-673-2422

                                          with a copy to:

                                          Shefsky & Froelich Ltd.
                                          Attention: Mitchell D. Goldsmith, Esq.
                                          444 North Michigan Avenue - Suite 2500
                                          Chicago, IL  60611
                                          Telephone:     312-836-4006
                                          Facsimile:     312-527-3194

                                          After May 1, 2005:

                                          Shefsky & Froelich Ltd.
                                          Attention: Mitchell D. Goldsmith, Esq.
                                          111 East Wacker Drive - Suite 2800
                                          Chicago, IL  60601
                                          Telephone:     312-836-4006
                                          Facsimile:     312-527-3194

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this Section 11.2 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including arbitration arising in connection with this Agreement), which service shall be effected as required by applicable law.

      Section 11.3 Entire Agreement. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the exhibits attached hereto or referred to herein constitute the entire agreement of the parties hereto, and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof and thereof.

      Section 11.4 Expenses. Except as otherwise expressly provided herein, whether or not the Merger occurs, all expenses and fees incurred by Parent on one hand, and the Company on the other, shall be borne solely and entirely by the party that has incurred the same; provided, that if the Merger occurs, Parent agrees to pay, and shall cause the Surviving Corporation to pay, any unpaid fees and expenses of the Company (including fees and expenses of its counsel and other advisors) in connection with the consummation of the transactions contemplated by this Agreement.

      Section 11.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to amend or modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      Section 11.6 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without, in the case of Parent, the prior written approval of the Company and, in the case of the Company, the prior written approval of Parent.

      Section 11.7 No Third Party Beneficiaries. Except as set forth in Section 9.1, Section 11.6, and the introductory paragraph of Article V hereof, nothing herein expressed or implied shall be construed to give any person other than the parties hereto (and their successors and assigns as permitted herein) any legal or equitable rights hereunder.

      Section 11.8 Counterparts; Delivery by Facsimile. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

      Section 11.9 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto; (b) waive any inaccuracies in the representations and breaches of the warranties of the other party contained herein or in any document delivered pursuant hereto; and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      Section 11.10 No Constructive Waivers. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, agreement or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      Section 11.11 Further Assurances. The parties hereto shall use their commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party hereto may reasonably request in order to carry out fully the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

      Section 11.12 Recitals. The recitals set forth above are incorporated herein and, by this reference, are made part of this Agreement as if fully set forth herein.

      Section 11.13 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 11.14 Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

      Section 11.15 Dispute Resolution. The parties hereto shall initially attempt to resolve all claims, disputes or controversies arising under, out of or in connection with this Agreement by conducting good faith negotiations amongst themselves. If the parties hereto are unable to resolve the matter following good faith negotiations, the matter shall thereafter be resolved by binding arbitration and each party hereto hereby waives any right it may otherwise have to the resolution of such matter by any means other than binding arbitration pursuant to this Section 11.15. Whenever a party shall decide to institute arbitration proceedings, it shall provide written notice to that effect to the other parties hereto. The party giving such notice shall, however, refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During this period, the parties shall make good faith efforts to amicably resolve the claim, dispute or controversy without arbitration. Any arbitration hereunder shall be conducted in the English language under the rules of the American Arbitration Association. Any such arbitration shall be conducted in Chicago, Illinois by a panel of three arbitrators: one arbitrator shall be appointed by each of Parent and Company; and the third shall be appointed by the American Arbitration Association. The panel of arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on the claim, dispute or controversy in question would be barred under this Agreement or by the applicable statute of limitations. The prevailing party in any arbitration in accordance with this
Section 11.15 shall be entitled to recover from the other party, in addition to any other remedies specified in the award, all reasonable costs, attorneys' fees and other expenses incurred by such prevailing party to arbitrate the claim, dispute or controversy.

      Section 11.16 Interpretation.

            (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

            (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            (c) The words "hereof", "hereby", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

            (d) The words "knowledge," or "known to," or similar terms, when used in this Agreement to qualify any representation or warranty, refers to the knowledge or awareness of certain specific facts or circumstances related to such representation or warranty of the persons in the Applicable Knowledge Group (as defined herein) which a prudent business person would have obtained after reasonable investigation or due diligence on the part of any such person. For the purposes hereof, the "Applicable Knowledge Group" with respect to the Company shall be Patrick C. Shutt, George A. King, Jonathan Wynne Evans and Milan Saric. For the purposes hereof, the "Applicable Knowledge Group" with respect to Parent and the Acquisition Corp. shall be David Bennett, President and Treasurer of Parent, Daniel Bernstein, Secretary of Parent, and Barry Honig, GRQ Consultants, Inc.

            (e) The word "subsidiary" shall mean any entity of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such entity is owned, directly or indirectly by another entity or person.

            (f) For purposes of this Agreement, "ordinary course of business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

            (g) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            (h) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto, unless the context requires otherwise.

            (i) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      Section 11.17 Registration Rights. No later than seventy-five (75) days following the completion of the Private Placement, Parent shall, at its sole cost and expense, prepare and file with the Commission a registration statement on Form SB-2, Form S-3 (or other appropriate form) (the "Registration Statement") to register all of the Parent Common Stock (i) issuable pursuant to
Section 3.1 hereof in exchange for Company Series A Preferred Stock, Company Series B Preferred Stock, and Company Series C Preferred Stock, and (ii) issuable pursuant to Section 3.3 hereof upon the exercise of the Series B Warrants and Series C Warrants and conversion of the Series C Bridge Notes (collectively, the shares described in (i) and (ii) hereof, the "Registrable Shares"), to permit the public offering and sale of the Registrable Shares through the facilities of all appropriate securities exchanges or inter-dealer quotation systems, if any, on which the Parent Common Stock is being sold or quoted. Parent will use commercially reasonable best efforts through its officers, directors, auditors and counsel to cause the Registration Statement to become effective as promptly as practicable.

                [The remainder of this page intentionally blank]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                              COMPANY:

                              20/20 TECHNOLOGIES, INC.


                              By:
                                    -----------------------------------------
                                    Patrick C. Shutt, Chief Executive Officer

                              PARENT:

                              BECOMING ART, INC.


                              By:
                                    -----------------------------------------
                              Name:
                                    -----------------------------------------
                              Title:
                                    -----------------------------------------

                              ACQUISITION CORP.:

                              20/20 ACQUISITION SUBSIDIARY, INC.


                              By:
                                    -----------------------------------------
                              Name:
                                    -----------------------------------------
                              Title:
                                    -----------------------------------------

                                    Exhibit A
              Certificate of Incorporation of Surviving Corporation

                          CERTIFICATE OF INCORPORATION
                                       OF
                             20/20 ACQUISITION, INC.

      I. The name of the corporation is 20/20 Acquisition, Inc.

      II. The address of its registered office in the State of Delaware is 9 East Loockerman, in the City of Dover, 19901, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

      III. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      IV. The total number of shares of stock which the Corporation shall have authority to issue are:

            1,000 Common Stock, par value $.00001 per share.

            1,000 Preferred Stock, par value $.00001 per share.

      The Preferred Stock may be issued from time to time, in one or more series, and each series shall be known and designated by designations as may be stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and as shall have been set forth in a certificate, made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of the number of shares as shall be stated and expressed in the resolution(s) providing for the issuance of Preferred Stock of the series together with the additional number of shares as the Board of Directors by resolution(s) may, from time to time, determine to issue as part of the series. Unless otherwise provided with respect to any series, shares of any series may be issued in fractional shares. All shares of any one series of Preferred Stock shall be alike in every particular respect except that shares issued at different times may accumulate dividends from different dates. The Board of Directors shall have the power and authority to state and determine, in the resolution(s) providing for the issue of each series of Preferred Stock, the number of shares of each series authorized to be issued, the voting powers (if any) and the designations, preferences and relative, participating, optional or other rights appertaining to series, and the qualifications, limitations or restrictions of the series (including, but not limited to, full power and authority to determine as to the Preferred Stock of each series, the rate(s) of dividends payable thereon, the times of payment of the dividends, the prices and manner upon which the Preferred Stock of the series may be redeemed, the amount or amounts payable thereon in the event of liquidation, dissolution or winding up of the Corporation, and the right (if any) to convert the same into, and/or to purchase, stock of any other class or series). The Board of Directors may, from time to time, decrease the number of authorized shares of any series of Preferred Stock (but not below the number of shares of any series of Preferred Stock then outstanding). The foregoing provisions of this paragraph with respect to the creation or issuance of series of Preferred Stock shall be subject to any additional conditions with respect thereto which may be contained in any resolutions then in effect which shall have theretofore been adopted in accordance with the foregoing provisions of this paragraph with respect to any then outstanding series of Preferred Stock.

      V. The Corporation is to have perpetual existence.

      VI. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation, subject to any specific limitation provided by any bylaws adopted by the stockholders.

      VII. Meetings of stockholders may be held within or outside of the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the bylaws) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

      VIII. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      IX. The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. The indemnification provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which any person indemnified or being advanced expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article IX or otherwise.

      For purposes of this Article IX, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      The provisions of this Article IX shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article IX and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of such law or of this Article IX shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

      For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

      X.  Whenever  a  compromise  or  arrangement   is  proposed   between  the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      XI. The Corporation hereby expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

      XII. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the stockholders herein are granted subject to this reservation.

      XIII. The name and address of incorporator is as follows:

               Cindy Circo Zahora           444 N. Michigan Ave., Suite 2500
                                            Chicago, Illinois 60611

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General
Corporation Law of the State of Delaware, makes this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly, has hereunto set her hand this 1st day of October, 2004.


                                                  /s/ Cindy Circo Zahora
                                                  ----------------------
                                                  Incorporator

                                    Exhibit B
                        By-laws of Surviving Corporation

                                     BY-LAWS

                                       OF

                             20/20 ACQUISITION, INC.

                                    ARTICLE I
                                     OFFICES

      The corporation shall continuously maintain in the State of Delaware, a registered office and a registered agent whose office is identical with such registered office and may have other offices within or without the state. The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The name of the corporation's registered agent at such address is National Registered Agents, Inc. The corporation reserves the power to change its registered agent and registered office at any time.

                                   ARTICLE II
                                  STOCKHOLDERS

      Section 2.1 Annual Meeting. An annual meeting of the stockholders shall be held not less than thirty (30) days after delivery of the annual report, but within six (6) months after the end of each fiscal year, for the purpose of electing directors and for the transaction of such other business, as may come before the meeting.

      Section 2.2 Special Meetings. Special meetings of the stockholders may be called either by the chairman of the board, the president, the board of directors, or by any stockholders who hold in the aggregate not less than ten percent (10%) of the outstanding shares of common stock for the purpose or purposes stated in the call of the meeting.

      Section 2.3 Place of Meetings. Each meeting of the stockholders for the election of directors shall be held at the offices of the corporation, unless the board of directors shall by resolution, designate any other place of such meeting. Meetings of stockholders for any other purpose may be held at such place, within or without the State of Delaware, and at such time as shall be determined pursuant to Section 2.2 of this Article II, and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

      Section 2.4 Notice of Meetings. A written notice of each meeting of stockholders, stating the place if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at the meeting. Unless otherwise provided by the General Corporation Law of Delaware ("Delaware Law"), the notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, and, if mailed, shall be deposited in the United States mail, postage prepaid, both directed to the stockholder at his address as it appears on the records of the corporation. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person. Notice given by electronic transmission and returned as undeliverable, shall not be deemed proper notice for purposes of this section.

      Section 2.5 Waiver of Notice. Anything herein to the contrary notwithstanding, with respect to any stockholder meeting, any stockholder who in person or by proxy shall have waived in written notice or any waiver by electronic transmission of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 2.6 Quorum; Manner of Acting And Order of Business. Subject to the provisions of these by-laws, the certificate of incorporation, as amended, and Delaware Law as to the vote that is required for a specified action, the presence in person, by proxy, or by electronic transmission of the holders of a majority of the outstanding shares of the corporation entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The vote of the holders of a majority of the shares of the corporation's stock entitled to vote, present in person, represented by proxy, or by electronic transmission, shall be binding on all stockholders of the corporation, unless the vote of a greater number or voting by classes is required by law or the certificate of incorporation, as amended, or these by-laws. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      In the absence of a quorum, stockholders holding a majority of the shares present in person, by proxy, or by electronic transmission are entitled to vote, regardless of whether or not they constitute a quorum, or if no stockholders are present, any officer entitled to preside at or act as secretary of the meeting, may adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 2.4 of this Article II.

      Meetings of the stockholders shall be presided over by the chairman of the board, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman. The order of business so determined, however, may be changed by vote of the holders of a majority of the shares present at the meeting in person or represented by proxy.

      Section 2.7 Voting; Proxies. Each stockholder of record on the record date, as determined pursuant to Section 6.6 of Article VI, shall be entitled to one vote for every share registered in his name. However, all elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation, as amended; if authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing or by electronic transmission without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after three years from its date of execution, unless the proxy provides for a longer period.

            Section 2.8 Inspectors of Election.

            (a) In advance of any meeting of stockholders, the board of directors may appoint inspectors of election to act at each meeting of stockholders and any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may, and upon the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting upon the request of one or more stockholders or proxies, the vote of the holders of a majority of shares present shall determine whether one or three inspectors are appointed. In any case if any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the directors in advance of the convening of the meeting or at the meeting by the person acting as chairman.

            (b) The inspectors of election shall determine the outstanding stock of the corporation, the stock represented at the meeting and the existence of a quorum, shall receive votes, ballots, or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other ministerial acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. If no inspectors of election are appointed, the secretary shall pass upon all questions and shall have all other duties specified in this Section.

            (c) Upon request of the chairman of the meeting or any stockholder or his proxy, the inspector(s) of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

      Section 2.9 Action Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent, delivered to the corporation in the manner required by this Section 2.9, Article II, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation in such manner. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

            (a) The action to elect directors by consent can satisfy the annual meeting requirement if either (i) the stockholder consent is unanimous or
      (ii) all directorships corresponding to those to which directors could have been elected if an annual meeting had been held are filled by the action by consent and only if all such directorships are vacant. Replacement of incumbent directors by less than unanimous stockholder consent will require their removal or resignation prior to the effectiveness of the consent action that substitutes for the election at the annual meeting.

            (b) Telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided the transmission is delivered with information form which the corporation can determine (i) it was transmitted by the stockholder or proxy holder or by a person authorized to act for the holder and (ii) the date on which such stockholder or proxy holder or person authorized to act transmitted such telegram, cablegram, or electronic transmission. The date on which the electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

      Section 2.10 Revocation of Consent. Any stockholder giving a written consent, or the stockholder's proxy holders, or a transferee of the shares or a personal representative of the stockholder or its respective proxy holder, may revoke the consent by writing or electronic transmission or transmissions received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

      Section 2.11 Electronic Notice. Any notice to stockholders given by the corporation under the certificate of incorporation, as amended, or the bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

                                  ARTICLE III
                                    DIRECTORS

            Section 3.1 Number, Tenure and Qualifications.

            (a) The number of directors of the corporation shall be not less than one (1) members and not more than seven (7) members, subject to increase as provided in Section 3.9 below. Each director elected shall hold office until the next annual meeting of stockholders or until his successor shall have been duly elected and qualified or until his earlier resignation or removal. Unless the certificate of incorporation, as amended, fixes the number of directors, the number of directors may be increased or decreased within the range provided for above from time to time by resolution of the directors; but no decrease shall have the effect of shortening the term of any incumbent director. Directors need not be residents of the State of Delaware, or stockholders of the corporation.

            (b) Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise provided under Delaware Law or the certificate of incorporation, as amended.

      Section 3.2 Resignations. Any director may resign at any time by notice given in writing or by electronic transmission to the chairman of the board or to the president.

      Section 3.3 Meetings. Meetings of the board of directors may be called by or at the request of the chairman of the board, the president or a majority of the directors. The person or persons authorized to call meetings of the board of directors may fix any place as the place for holding any meeting of the board of directors called by them. Meetings of the board of directors may be held within or outside the State of Delaware.

      Section 3.4 Business Of Meetings. Except as otherwise expressly provided in these by-laws, any and all business may be transacted at any meeting of the board of directors.

      Section 3.5 Notice of Meetings. Notice of any meeting shall be given at least one (1) day previous thereto by prior written notice to each director at his principal place of business.

      Section 3.6 Attendance by Telephone. Directors may participate in meetings of the board of directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person at the meeting.

      Section 3.7 Quorum and Manner of Acting; Adjournment. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board.

      Section 3.8 Action Without a Meeting. Any action which could be taken at a meeting of the board of directors may be taken without a meeting if all of the director's consent to the action in writing or by electronic transmission and the writing or writings are filed with the minutes of proceedings of the board.

      Section 3.9 Filling of Vacancies. A vacancy or vacancies in the board of directors shall exist when any previously authorized position of director is not then filled by a duly elected director, whether caused by death, resignation or removal.

      Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

      If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the certificate of incorporation, as amended, or the by-laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in
Section 211 of Delaware Law.

      Section 3.10 Compensation of Directors. The board of directors shall have the authority to fix the compensation of directors, unless otherwise provided in the certificate of incorporation, as amended.

      Section 3.11 Presiding Officer. The presiding officer at any meeting of the board of directors shall be the chairman of the board, or in his absence, any other director elected chairman by vote of a majority of the directors present at the meeting.

      Section 3.12 Committee. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation, which committees, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

      Section 3.13 Election. All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation, as amended; if authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

                                   ARTICLE IV
                                    OFFICERS

      Section 4.1 Number. The officers of the corporation may consist of the chairman of the board, the president, one or more vice presidents (the number thereof to be determined by the board of directors), the secretary, the treasurer and such assistant secretaries and assistant treasurers or any other officers hereunto authorized or elected by the board of directors. Any two or more offices may be held by the same person.

      Section 4.2 Election and Term of Office. The officers of the corporation shall be elected by the board of directors at their first meeting and thereafter at any subsequent meeting and shall hold their offices for such term as determined by the board of directors. Each officer shall hold office until his successor is duly elected and qualified, or until his death or disability, or until he resigns or is removed from his duties in the manner hereinafter provided.

      Section 4.3 Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors, then in office, at any meeting of the board of directors. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.

      Section 4.4 Vacancies. A vacancy in any office because of death, resignation or removal or any other cause may be filled for the unexpired portion of the term by the board of directors.

      Section 4.5 Chairman of The Board. The chairman of the board of the corporation shall be the chief executive officer of the corporation. The chairman of the board shall preside at all meetings of the board of directors, and at all stockholders' meetings, whether annual or special, at which he is present and shall exercise such other powers and perform such other duties as the board of directors may from time to time assign to him or as may be prescribed by these by-laws. In the event that the chairman of the board is not present at a directors' meeting or stockholders' meeting, the president of the corporation shall serve in his place and stead. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation, or either individually with the secretary, any assistant secretary or any other officer hereunto authorized by the board of directors, according to the requirements of the form of the instrument.

      Section 4.6 President. The president shall be the chief operating officer of the corporation. Subject to the direction and control of the board of directors, the president shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all annual meetings of the stockholders. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation, or either individually or with the secretary, any assistant secretary or any other officer hereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

      Section 4.7 Vice President. The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his duties, as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or by the president if the board of directors have not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice president (or each of them if there are more than one) may execute for the corporation, certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation, and either individually or with the secretary, any assistant secretary or any other officer hereunto authorized by the board of directors, according to the requirements of the form of the instrument.

      Section 4.8 Treasurer. The treasurer, if any, shall be the principal accounting and financial officer of the corporation. The treasurer shall: (i) have charge of and be responsible for the maintenance of the adequate books and records for the corporation; (ii) have charge and custody of all funds and securities of the corporation, and be responsible therefore and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

      Section 4.9 Secretary. The secretary shall: (i) record the minutes of the stockholders and of the board of directors' meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the corporation;
(iv) keep a register of the post-office address of each stockholder which shall be furnished to the secretary by such stockholder; (v) sign with the chairman of the board or the president or a vice president or any other officer hereunto authorized by the board of directors, certificates for the shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws;
(vi) have general charge of the stock transfer books of the corporation; (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

      Section 4.10 Assistant Treasurers and Assistant Secretaries. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the board of directors. When the secretary is unavailable, any assistant secretary may sign with the president, or a vice president, or any other officer hereunto authorized by the board of directors, any contracts, deeds, mortgages, bonds or other instruments according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

      Section 4.11 Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      Section 5.1 Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

      Section 5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

      Section 5.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued by the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

      Section 5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VI
                    CERTIFICATES OF STOCK AND THEIR TRANSFER

      Section 6.1 Stock Record and Certificates. Records shall be kept by or on behalf of the corporation, which shall contain the names and addresses of stockholders, the number of shares held by them respectively, and the number of certificates, if any, representing the shares, and in which there shall be recorded all transfers of shares. Every stockholder shall be entitled to a certificate signed by the chairman of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the class and number of shares owned by him in the corporation, provided that any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

      Section 6.2 Transfer Agents and Registrars. The board of directors may, in its discretion, appoint one or more responsible banks or trust companies as the board may deem advisable, from time to time, to act as transfer agents and registrars of shares of the corporation; and, when such appointments shall have been made, no certificate for shares of the corporation shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

      Section 6.3 Stockholders' Addresses. Every stockholder or transferee shall furnish the secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

      Section 6.4 Lost Certificates. In case any certificate for shares of the corporation is lost, stolen or destroyed, the board of directors, in its discretion, or any transfer agent duly authorized by the board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed. The corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified shares.

      Section 6.5 Distributions to Stockholders. To the extent permitted by Delaware Law and subject to any restrictions contained in the certificate of incorporation, as amended, the directors may declare and pay dividends upon the shares of its capital stock in the manner and upon the terms and conditions provided by Delaware Law and the certificate of incorporation, as amended.

      Section 6.6 Record Dates. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall be not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, and not more than sixty (60) days prior to any other action.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      In order that the corporation may determine the stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. In such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the board of directors shall, notwithstanding any subsequent transfer of shares on the books of the corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or to express consent to such corporate action in writing without a meeting, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

      Section 6.7 Transfers of Shares. Shares of the corporation may be transferred by delivery of the certificates therefore, accompanied either by an assignment in writing on the back of the certificates, or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the corporation to pay any distribution upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation.

      Section 6.8 Repurchase of Shares on Open Market. The corporation may purchase its shares on the open market and invest its assets in its own shares, provided that in each case the consent of the board of directors shall have been obtained.

                                  ARTICLE VII
                          INDEMNIFICATION AND INSURANCE

      Section 7.1 Definitions. For the purposes of this Article VII the following definitions shall apply:

      "Agent" means any person who: (i) is or was an employee or other agent of the corporation as determined from time to time by the board of directors; or
(ii) is or was serving at the request of the corporation as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise ("enterprise"); or (iii) was an employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

      "Director" means any such person as defined by Article III of these by-laws.

      "Officer" means any such person as defined by Article IV of these by-laws.

      "Predecessor corporation" shall include any constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and agents, so that any person who is or was an officer, director or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as an officer, director or agent of another enterprise, shall stand in the same position under and subject to the provisions of this Article VII (including, without limitation, the provisions of Section 5 of this Article VII) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      "Proceeding"  means  any  threatened,   pending  or  completed  action  or
proceeding, whether civil, criminal, administrative, or investigative and whether internal or external to the corporation.

      "Expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Article VII.

      "Losses" mean the total amount which the agent becomes legally obligated to pay in connection with any proceeding, including judgments, fines, amounts paid in settlement and expenses.

      Section 7.2 Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was an Officer or Director of the corporation and may at the discretion of the board of directors indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was an Agent of the corporation against Losses paid in settlement actually and reasonably incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in such a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 7.3 Actions By or In The Right of The Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Officer or Director of the corporation and may at the discretion of the board of directors indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against Expenses actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Delaware Court of Chancery or such other court shall deem proper.

      Section 7.4 Successful Defense. To the extent that an Officer or Director of the corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 7.2 and 7.3 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith. To the extent that an Agent of the corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 7.2 and 7.3 of this Article VII, or in defense of any claim, issue or matter therein, he may, at the discretion of the board of directors, be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

      Section 7.5 Determination of Conduct.  Any indemnification  under Sections
7.2 and 7.3 of this Article VII, (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Officer, Director or Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.2 and 7.3 of this Article VII. Such determination shall be made by the Board of Directors by a majority vote of directors.

      Section 7.6 Payment of Expenses in Advance. Expenses incurred by an Officer or Director in connection with a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such Officer or Director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII. Expenses incurred by an Agent in connection with a Proceeding may be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such Agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII.

      Section 7.7 Indemnity Not Exclusive. The indemnification and advancement of Expenses provided by, or granted pursuant to, the other provisions of this
Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of Expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      Section 7.8 Insurance Indemnification. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Officer, Director or Agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

      Section 7.9 Heirs, Executors and Administrators. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Officer or Director and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VII may, at the discretion of the board of directors, continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section  7.10 Further  Amendment.  Notwithstanding  any  provision in this
Article VII to the contrary, in the event the General Corporation Law of the State of Delaware is either amended to provide, or interpreted by judicial or other binding legal decision to provide, broader indemnification rights than those contained herein, such broader indemnification rights shall be provided to any and all persons entitled to be indemnified pursuant to the General Corporation Law of the State of Delaware, the intent of this provision being to permit the corporation to indemnify, to the full extent permitted by the General Corporation Law of the State of Delaware, persons whom it may indemnify thereunder.

                                  ARTICLE VIII
                                   AMENDMENTS

      Unless otherwise provided in the certificate of incorporation, as amended, the power to make, alter, amend or repeal the by-laws of the corporation shall be vested in the stockholders entitled to vote. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with Delaware Law or the certificate of incorporation, as amended.

                                    Exhibit C
                 Directors and Officers of Surviving Corporation

Directors
---------
Patrick C. Shutt
George A. King
Jonathan Wynne-Evans

Officers
--------
Patrick C. Shutt, Chief Executive Officer
George A. King, President
Jonathan Wynne-Evans, Managing Director
Milan Saric, Chief Financial Officer and Secretary

                                    Exhibit D
                        Post-Closing Directors of Parent

Patrick C. Shutt
George A. King
Jonathan Wynne-Evans


                                      D-1